                                                                    EXHIBIT 99.8

            INDEX TO FINANCIAL INFORMATION AND FINANCIAL STATEMENTS

REPUBLIC ENVIRONMENTAL SYSTEMS, INC. AND SUBSIDIARIES

  UNAUDITED PRO FORMA FINANCIAL INFORMATION
    Unaudited Pro Forma Condensed Balance Sheet as of June 30, 1996.......................     F-3
    Unaudited Pro Forma Condensed Statement of Operations:
       Year ended December 31, 1995.......................................................     F-4
       Six months ended June 30, 1996.....................................................     F-5
    Notes to Unaudited Pro Forma Financial Information....................................     F-6
  CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
    Report of Independent Public Accountants..............................................     F-7
    Consolidated and Combined Balance Sheets as of December 31, 1995 and 1994.............     F-8
    Consolidated and Combined Statements of Operations for the years ended December 31,
      1995, 1994 and 1993.................................................................     F-9
    Consolidated and Combined Statements of Cash Flows for the years ended December 31,
      1995, 1994 and 1993.................................................................    F-10
    Consolidated and Combined Statements of Stockholders' Equity for the years ended
      December 31, 1995, 1994 and 1993....................................................    F-11
    Notes to Consolidated and Combined Financial Statements...............................    F-12
  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
    Consolidated Balance Sheet as of June 30, 1996 (Unaudited)............................    F-27
    Consolidated Statements of Operations for the six months ended
       June 30, 1996 and 1995 (Unaudited).................................................    F-28
    Consolidated Statements of Cash Flows for the six months ended
       June 30, 1996 and 1995 (Unaudited).................................................    F-29
    Notes to Consolidated Financial Statements (Unaudited)................................    F-30
CENTURY SURETY COMPANY AND SUBSIDIARIES
  CONSOLIDATED FINANCIAL STATEMENTS
    Independent Auditors' Report..........................................................    F-32
    Consolidated Balance Sheets as of December 31, 1995 and 1994..........................    F-33
    Consolidated Statements of Income for the years ended
       December 31, 1995, 1994 and 1993...................................................    F-34
    Consolidated Statements of Shareholder's Equity for the years ended December 31, 1995,
      1994 and 1993.......................................................................    F-35
    Consolidated Statements of Cash Flows for the years ended
       December 31, 1995, 1994 and 1993...................................................    F-36
    Notes to Consolidated Financial Statements............................................    F-37
    Schedule I -- Summary of Investments -- Other than Investments in Related Parties as
      of December 31, 1995................................................................    F-53
    Schedule IV -- Reinsurance for the years ended December 31, 1995, 1994 and 1993.......    F-54
    Schedule VI -- Supplemental Information Concerning Property -- Casualty Insurance
      Operation for the years ended December 31, 1995, 1994 and 1993......................    F-55
  CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
    Consolidated Balance Sheets as of June 30, 1996 (Unaudited) and December 31, 1995.....    F-56
    Consolidated Statements of Income (Unaudited) for the six months ended
       June 30, 1996 and 1995.............................................................    F-57
    Consolidated Statement of Cash Flows (Unaudited) for the six months ended
       June 30, 1996 and 1995.............................................................    F-58
    Notes to the Consolidated Financial Statements (Unaudited)............................    F-59
COMMERCIAL SURETY AGENCY, INC.
  FINANCIAL STATEMENTS
    Independent Auditors' Report..........................................................    F-60
    Balance Sheets as of December 31, 1995 and 1994.......................................    F-61
    Statements of Income for the years ended December 31, 1995, 1994 and 1993.............    F-62
    Statements of Shareholder's Equity (Deficit) for the years ended December 31,
       1995, 1994 and 1993................................................................    F-63
    Statements of Cash Flows for the years ended December 31, 1995, 1994 and 1993.........    F-64
    Notes to the Financial Statements.....................................................    F-65
  FINANCIAL STATEMENTS (UNAUDITED)
    Balance Sheets as of June 30, 1996 (Unaudited) and December 31, 1995..................    F-69
    Statements of Income (Unaudited) for the six months ended June 30, 1996 and 1995......    F-70
    Statements of Cash Flows (Unaudited) for the six months ended June 30, 1996
       and 1995...........................................................................    F-71
    Notes to the Financial Statements (Unaudited).........................................    F-72

                      REPUBLIC ENVIRONMENTAL SYSTEMS, INC.

                        PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed income statements of RESI for the year ended December 31, 1995 and for the six months ended June 30, 1996 give effect to the Combination as if it had occurred on January 1, 1995. The unaudited pro forma condensed balance sheet as of June 30, 1996 gives effect to the Combination as if it had occurred on June 30, 1996. The pro forma adjustments are based on currently available information and upon certain assumptions that management believes are reasonable under the circumstances as described in the accompanying Notes to Pro Forma Financial Information.

     THE PRO FORMA FINANCIAL INFORMATION DOES NOT PURPORT TO REPRESENT WHAT RESI'S FINANCIAL POSITION OR RESULTS OF OPERATIONS WOULD ACTUALLY HAVE BEEN IF THE COMBINATION IN FACT HAD OCCURRED AT THE DATES INDICATED OR TO PROJECT RESI'S FINANCIAL POSITION OR RESULTS OF OPERATIONS FOR ANY FUTURE DATE OR PERIOD.

     The following financial information should be read in conjunction with the "RESI Management's Discussion and Analysis of Results of Operations and Financial Condition," "Alliance Companies Management's Discussion and Analysis of Results of Operations and Financial Condition," the consolidated and combined financial statements of RESI and subsidiaries and the notes thereto, the consolidated financial statements of CSC and the notes thereto, and the financial statements of CSU and the notes thereto which are included elsewhere herein.

                      REPUBLIC ENVIRONMENTAL SYSTEMS, INC.

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                              AS OF JUNE 30, 1996
                                 (IN THOUSANDS)

                                         HISTORICAL(A)
                          -------------------------------------------     ACQUISITION
                            REPUBLIC        CENTURY                        PRO FORMA
                          ENVIRONMENTAL      SURETY                       ADJUSTMENTS                      EQUITY
                          SYSTEMS, INC.     COMPANY       COMMERCIAL          AND                       TRANSACTIONS       PRO
                               AND            AND           SURETY       INTERCOMPANY      COMBINED      PRO FORMA        FORMA
                          SUBSIDIARIES    SUBSIDIARIES   AGENCY, INC.   ELIMINATIONS(B)    COMPANIES   ADJUSTMENTS(C)     TOTAL
                          -------------   ------------   ------------   ---------------    ---------   --------------    --------
ASSETS
Cash and cash
  equivalents...........     $ 2,442        $  2,374        $  138          $              $  4,954       $ 10,500       $ 15,454
Investments
  Fixed maturities held
    to maturity.........                      15,240                                         15,240                        15,240
  Securities available
    for sale, at fair
    value:
    Fixed maturities....                      33,422                                         33,422                        33,422
    Equity securities...                       8,098                                          8,098                         8,098
  Mortgage loans on real
    estate..............                       2,611                                          2,611                         2,611
  Other investments.....                       2,584                                          2,584                         2,584
Premium balances
  receivable............                       6,400           713           (1,020)(3)       6,093                         6,093
Deferred policy
  acquisition costs.....                       3,954                                          3,954                         3,954
Reinsurance
  receivables...........                      10,282                                         10,282                        10,282
Prepaid insurance
  premiums..............                       2,834                                          2,834                         2,834
Accounts receivable,
  net...................       6,184                                                          6,184                         6,184
Property and equipment,
  net...................      20,322             367           172                           20,861                        20,861
Goodwill................       8,984                                          1,285(1)       10,269                        10,269
Other assets............       2,493           2,450           266                            5,209                         5,209
                             -------         -------        ------          -------        --------        -------       --------
        Total assets....     $40,425        $ 90,616        $1,289          $   265        $132,595       $ 10,500       $143,095
                             =======         =======        ======          =======        ========        =======       ========
LIABILITIES AND
  STOCKHOLDERS' EQUITY
Accounts payable........     $ 2,516        $               $   10          $              $  2,526       $              $  2,526
Losses and loss expenses
  payable...............                      39,265                                         39,265                        39,265
Unearned premiums.......                      17,248                         (1,020)(3)      16,228                        16,228
Reinsurance balances
  payable...............                       2,392                                          2,392                         2,392
Income taxes payable....          60             500                                            560                           560
Accrued expenses and
  other liabilities.....       2,394           2,681         1,146                            6,221                         6,221
Note Payable -- Alliance
  Holding Company.......                                                      4,000(1)        4,000                         4,000
Long-term debt..........         877                            17                              894                           894
Accrued environmental
  costs.................       3,569                                                          3,569                         3,569
Deferred income taxes...       2,437             406                                          2,843                         2,843
Minority interest.......         257                                                            257                           257
                             -------         -------        ------          -------        --------        -------       --------
        Total
          liabilities...      12,110          62,492         1,173            2,980          78,755                        78,755
                             -------         -------        ------          -------        --------        -------       --------
Stockholders' equity
  Common stock..........         109           2,000             1           (1,853)(1)         257             40            297
  Paid-in-capital.......      27,479          17,591                            181 (1)(5    45,251         10,460         55,711
  Retained earnings.....         531           4,644           115             (847)(1)(5)    4,443                         4,443
  Net unrealized
    appreciation of
    investments.........                       3,889                                          3,889                         3,889
  Cumulative translation
    adjustment..........         196                                           (196)(1)
                             -------         -------        ------          -------        --------        -------       --------
        Total
          stockholders'
          equity........      28,315          28,124           116           (2,715)         53,840         10,500         64,340
                             -------         -------        ------          -------        --------        -------       --------
        Total
          liabilities
          and
          stockholders'
          equity........     $40,425        $ 90,616        $1,289          $   265        $132,595       $ 10,500       $143,095
                             =======         =======        ======          =======        ========        =======       ========

                      REPUBLIC ENVIRONMENTAL SYSTEMS, INC.

             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                   HISTORICAL(A)
                                  -----------------------------------------------
                                    REPUBLIC
                                  ENVIRONMENTAL       CENTURY                            MERGER
                                  SYSTEMS, INC.        SURETY         COMMERCIAL      ADJUSTMENTS         PRO
                                       AND            COMPANY           SURETY      AND INTERCOMPANY     FORMA
                                  SUBSIDIARIES    AND SUBSIDIARIES   AGENCY, INC.   ELIMINATIONS(B)      TOTAL
                                  -------------   ----------------   ------------   ----------------    -------
Revenues........................     $44,537          $ 30,824          $2,602          $ (2,487)(3)    $75,476
                                     -------           -------          ------           -------        -------
Expenses:
  Cost of operations............      32,702                               893                           33,595
  Selling, general, and
     administrative.............       9,768                             1,399                32 (2)     11,199
  Losses and loss expenses......                        15,117                                           15,117
  Acquisition and other
     expenses...................                        11,126                            (2,487)(3)      8,639
  Other, net....................          26                                                 220 (4)        246
                                     -------           -------          ------           -------        -------
                                      42,496            26,243           2,292            (2,235)        68,796
                                     -------           -------          ------           -------        -------
Income before income taxes......       2,041             4,581             310              (252)         6,680
                                     -------           -------          ------           -------        -------
Income tax expense (benefit)
  Current.......................         369             2,013             108               (88)(4)      2,402
  Deferred......................         386              (699)                                            (313)
                                     -------           -------          ------           -------        -------
                                         755             1,314             108               (88)         2,089
                                     -------           -------          ------           -------        -------
          Net Income............     $ 1,286          $  3,267          $  202          $   (164)       $ 4,591
                                     =======           =======          ======           =======        =======
Earnings per common and common
  equivalent share(D)...........     $  0.12                                                            $  0.15
                                     =======                                                            =======
Weighted average shares(D)......      11,110                                                             29,870
                                     =======                                                            =======

                      REPUBLIC ENVIRONMENTAL SYSTEMS, INC.

             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                HISTORICAL(A)
                                ---------------------------------------------
                                  REPUBLIC                                         ACQUISITION
                                ENVIRONMENTAL      CENTURY                          PRO FORMA
                                SYSTEMS, INC.       SURETY        COMMERCIAL       ADJUSTMENTS           PRO
                                     AND         COMPANY AND        SURETY       AND INTERCOMPANY       FORMA
                                SUBSIDIARIES     SUBSIDIARIES    AGENCY, INC.      ELIMINATIONS         TOTAL
                                -------------    ------------    ------------    ----------------      -------
Revenues......................      15,796         $ 16,612         $1,425           $ (1,687)(3)(5)   $32,146
                                    ------           ------           ----              -----          -------
Expenses:
  Cost of operations..........      11,849                             599                              12,448
  Selling, general, and
     administrative...........       4,656                             687                 16 (2)        5,359
  Losses and loss expenses....                        8,471                                              8,471
  Acquisition and other
     expenses.................                        5,978                            (1,209)(3)        4,769
  Other, net..................        (316)                                               110 (4)         (206)
                                    ------           ------           ----              -----          -------
                                    16,189           14,449          1,286             (1,083)          30,841
                                    ------           ------           ----              -----          -------
Income (loss) before income
  taxes.......................        (393)           2,163            139               (604)           1,305
                                    ------           ------           ----              -----          -------
Income tax expense (benefit)
  Current.....................        (146)             797             47               (206)(4)(5)       492
  Deferred....................                           32                                                 32
                                    ------           ------           ----              -----          -------
                                      (146)             829             47               (206)             524
                                    ------           ------           ----              -----          -------
Net Income (Loss).............     $  (247)        $  1,334         $   92           $   (398)         $   781
                                    ======           ======           ====              =====          =======
Earnings (loss) per common and
  common equivalent
  share(D)....................     $ (0.02)                                                            $  0.03
                                    ======                                                             =======
Weighted average shares(D)....      10,850                                                              29,610
                                    ======                                                             =======

                      REPUBLIC ENVIRONMENTAL SYSTEMS, INC.

                    NOTES TO PRO FORMA FINANCIAL INFORMATION

A. DESCRIPTION OF THE MERGERS

     On May 19, 1996, Alliance and RESI signed a binding letter of intent and agreed to the terms of mergers (the "Mergers") pursuant to which Alliance would receive (i) 14,760,000 shares of RESI's common stock, par value $0.01 per share ("RESI Common Stock"), (ii) warrants to acquire an additional 4,200,000 shares of RESI Common Stock, at prices ranging from $2.625 to $3.875 per share and exercisable over two to four year periods and (iii) a promissory note in the principal amount of $4.0 million in consideration for all of the outstanding common stock of its wholly-owned subsidiaries, Century Surety Company ("CSC") and Commercial Surety Agency, Inc. ("CSU"). In connection with such transaction, each of MGD Holdings, Ltd. ("MGD Holdings") and H. Wayne Huizenga ("Huizenga") will purchase 2,000,000 shares of RESI Common Stock and warrants to purchase 6,000,000 additional shares of RESI Common Stock at exercise prices ranging from $2.625 to $3.875 per share and exercisable over two to four year periods for an aggregate purchase price of $5,250,000. After the Mergers, but before the exercise of the Merger Warrants and Stock Issue Warrants, Alliance and MGD
Holdings will beneficially own approximately      % and      %, respectively of
the outstanding shares of RESI common stock. As a result of the Mergers, Alliance will control four of the seven board positions, thereby having the ability to control the RESI Board of Directors. In addition, contemporaneously with the consummation of the Mergers, MGD Holdings will enter into a voting agreement with Alliance whereby MGD Holdings, for a period of two years commencing as of the completion of the Mergers thereof agrees to vote all shares of RESI Common Stock in accordance with the recommendation of the management of Alliance. Accordingly, Alliance will have the ability to control the outcome of matters submitted to a vote of the RESI Stockholders, including the election of directors. The Mergers will be accounted for as a purchase business combination pursuant to which Alliance is acquiring RESI. Consequently, in RESI's consolidated financial statements, the assets and liabilities of RESI will be recorded at fair value based upon the closing market price of the outstanding shares of RESI common stock on May 17, 1996 (10,797,950 shares at 2 5/16 per share). The historical balances shown in the pro forma statements for RESI, CSC and CSU are derived from the financial statements of each company included elsewhere herein.

B. ACQUISITION PRO FORMA ADJUSTMENTS AND INTERCOMPANY ELIMINATIONS

     (1) Reflects the adjustments related to the Mergers including (a) a purchase price of approximately $29.6 million (including transaction costs of approximately $0.7 million) based on the number of RESI common shares outstanding at the market price of May 17, 1996 and an additional $4.0 million note payable to Alliance, (b) elimination of the historical equity balances of CSC and CSU to reflect the new capital structure of RESI as a result of the transaction and (c) recognition of $1.285 million of goodwill resulting from the excess purchase price over the estimated fair value of the net assets of RESI at June 30, 1996.
     (2) Records the amortization over 40 years of the resulting goodwill for the year ended December 31, 1995 and the six months ended June 30, 1996.
     (3) Reflects the elimination of intercompany balances between CSC and CSU.
     (4) Reflects the interest expense associated with the $4.0 million note payable to Alliance at the current LIBOR rate of 5.5% and the related adjustment to income taxes (using an estimated combined federal and state tax rate of 40%) for the year ended December 31, 1995 and the six months ended June 30, 1996.
     (5) Reflects the elimination of the 1996 CSC sale of RESI stock it owned prior to the Mergers.

C. EQUITY TRANSACTIONS PRO FORMA ADJUSTMENTS

     Reflects the purchase of 2.0 million RESI common shares each and warrants to purchase an additional 6.0 million RESI common shares each by MGD Holdings and Huizenga as noted in A. above.

D. EARNINGS PER SHARE

     Pro forma earnings per share reflect the issuance of 14,760,000 common shares to Alliance and the 4,000,000 new shares issued to MGD Holdings and Huizenga and also reflect the effect of a two-for-one stock split, effected in the form of a stock dividend in June 1996. Primary and fully diluted pro forma earnings per share are the same.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Republic Environmental Systems, Inc.:

     We have audited the accompanying consolidated and combined balance sheets of Republic Environmental Systems, Inc. (a Delaware corporation) and subsidiaries, as of December 31, 1995 and 1994, and the related consolidated and combined statements of operations, cash flows and stockholders equity for the years then ended, as discussed in Note 2 to the financial statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Republic Environmental Systems, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, PA.,
February 13, 1996
(except with respect
  to the matters discussed
  in Note 12, as to which
  the date is June 14, 1996)

             REPUBLIC ENVIRONMENTAL SYSTEMS, INC. AND SUBSIDIARIES

                    CONSOLIDATED AND COMBINED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                               DECEMBER 31
                                                                           -------------------
                                                                            1995        1994
                                                                           -------     -------
                                 ASSETS
Current assets:
  Cash and cash equivalents..............................................  $ 3,255     $ 1,433
  Accounts receivable, less allowance for doubtful accounts of $1,031 and
     $1,174, respectively................................................    7,614      10,870
  Other current assets...................................................    1,445       1,292
                                                                           -------     -------
          Total current assets...........................................   12,314      13,595
Property and equipment, net..............................................   19,469      16,844
Goodwill, net of accumulated amortization of $1,187 and $935,
  respectively...........................................................    9,109       9,255
Other assets.............................................................      858         248
                                                                           -------     -------
          Total assets...................................................  $41,750     $39,942
                                                                           =======     =======
                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................................................  $ 2,568     $ 4,686
  Accrued liabilities....................................................    2,825       3,127
  Notes payable..........................................................      193         257
  Current maturities of long-term debt and capitalized lease
     obligations.........................................................      507       2,133
  Current portion of accrued environmental costs.........................    1,999       2,677
  Income taxes payable...................................................       56         160
                                                                           -------     -------
          Total current liabilities......................................    8,148      13,040
Long-term debt and capitalized lease obligations, net of current
  maturities.............................................................      618       1,128
Accrued environmental costs, net of current portion......................    1,790       2,850
Deferred income taxes....................................................    2,344       2,375
Minority interest........................................................      257         257
                                                                           -------     -------
          Total liabilities..............................................   13,157      19,650
                                                                           -------     -------
Commitments and contingencies
Stockholders' equity:
  Common stock, par value $.01 per share; 20,000,000 shares authorized,
     11,366,432 shares issued............................................      114          --
  Additional paid-in capital.............................................   27,653          --
  Retained earnings......................................................      778          --
  Cumulative translation adjustment......................................      193
  Treasury stock, 102,000 shares, at cost................................     (145)         --
  Investment by Republic Industries, Inc.................................       --      20,292
                                                                           -------     -------
          Total stockholders' equity.....................................   28,593      20,292
                                                                           -------     -------
          Total liabilities and stockholders' equity.....................  $41,750     $39,942
                                                                           =======     =======

   The accompanying notes are an integral part of these financial statements.

             REPUBLIC ENVIRONMENTAL SYSTEMS, INC. AND SUBSIDIARIES

               CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    YEAR ENDED DECEMBER 31
                                                              ----------------------------------
                                                               1995         1994          1993
                                                              -------      -------      --------
Revenues...................................................   $44,537      $46,599      $ 61,617
Expenses:
  Cost of operations.......................................    32,702       33,377        47,028
  Selling, general and administrative......................     9,768       10,349        13,480
  Restructuring and unusual charges........................        --        8,484        14,906
                                                              -------      -------      --------
          Operating income (loss)..........................     2,067       (5,611)      (13,797)
                                                              -------      -------      --------
Other (income) expense:
  Interest and other income................................      (193)        (120)         (161)
  Interest expense.........................................       219          473         1,153
                                                              -------      -------      --------
Income (loss) before income taxes and extraordinary gain...     2,041       (5,964)      (14,789)
Income tax provision (benefit).............................       755       (3,092)         (210)
                                                              -------      -------      --------
Income (loss) before extraordinary gain....................     1,286       (2,872)      (14,579)
Extraordinary gain on conversion of debt, net of income tax
  provision of $3,092......................................        --        5,556            --
                                                              -------      -------      --------
          Net income (loss)................................   $ 1,286      $ 2,684      $(14,579)
                                                              =======      =======      ========
Earnings (loss) per common and common equivalent share:
  Income (loss) before extraordinary gain..................   $  0.12      $ (0.26)     $  (1.32)
  Extraordinary gain.......................................        --         0.51            --
                                                              -------      -------      --------
          Net income (loss)................................   $  0.12      $  0.25      $  (1.32)
                                                              =======      =======      ========
Weighted average common and common equivalent shares.......    11,110       10,966        11,004
                                                              =======      =======      ========

   The accompanying notes are an integral part of these financial statements.

             REPUBLIC ENVIRONMENTAL SYSTEMS, INC. AND SUBSIDIARIES

               CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                    YEAR ENDED DECEMBER 31
                                                               --------------------------------
                                                                1995        1994         1993
                                                               -------     -------     --------
Cash flows from operating activities:
  Net income (loss)..........................................  $ 1,286     $ 2,684     $(14,579)
  Adjustments to reconcile net income (loss) to net cash
     provided by operations:
     Extraordinary gain on conversion of debt................       --      (5,556)          --
     Restructuring and unusual charges.......................       --       8,484       14,906
     Depreciation and amortization...........................    2,312       2,457        2,803
     Provision for doubtful accounts.........................      569         929          469
     Provision for accrued environmental costs...............      347         373          267
     (Loss) gain on the sale of equipment....................      (74)          6           (1)
     Changes in assets and liabilities
       Accounts receivable...................................    2,671         (81)       4,714
       Prepaid expenses and other assets.....................     (986)        227         (187)
       Accounts payable and accrued liabilities..............   (2,231)     (1,213)      (3,383)
       Income taxes payable..................................     (105)         20         (395)
       Due to Republic Industries, Inc.......................      784       2,515        2,659
       Other liabilities.....................................   (1,835)     (4,682)      (1,014)
                                                               -------     -------     --------
          Net cash provided by operations....................    2,738       6,163        6,259
Cash flows from investing activities:
  Business acquisitions, net of cash acquired................       --          --         (317)
  Capital additions..........................................   (4,197)     (1,837)      (3,569)
  Proceeds from the sale of equipment........................      212         112          240
                                                               -------     -------     --------
          Net cash used in investing activities..............   (3,985)     (1,725)      (3,646)
                                                               -------     -------     --------
Cash flows from financing activities:
  Amounts borrowed from Republic Industries, Inc.............       --       2,788        6,717
  Repayment of borrowings from Republic Industries, Inc......       --      (5,495)      (5,016)
  Cash received from exercise of stock options and
     warrants................................................    1,664          --           --
  Purchase of treasury stock.................................     (145)         --           --
  Payments of long-term debt and notes payable...............   (3,922)     (2,380)      (8,832)
  Proceeds from long-term debt and notes payable.............      827         395        3,888
  Capital contributions and other payments from Republic
     Industries, Inc.........................................    2,518          --           --
  Cash received from Stout-capital contribution..............    2,127          --           --
                                                               -------     -------     --------
          Net cash provided by (used in) financing
            activities.......................................    3,069      (4,692)      (3,243)
                                                               -------     -------     --------
Increase (decrease) in cash and cash equivalents.............    1,822        (254)        (630)
Cash and cash equivalents:
  Beginning of year..........................................    1,433       1,687        2,317
                                                               -------     -------     --------
  End of year................................................  $ 3,255     $ 1,433     $  1,687
                                                               =======     =======     ========
Supplemental disclosure of cash paid for:
  Interest...................................................  $   216     $   469     $    826
  Income taxes...............................................  $   128     $    64     $     42
Supplemental disclosure of noncash investing and financing
  activities:
  Equipment purchases of $536, $137 and $232 were financed in the years ended December 31, 1995, 1994 and 1993,
     respectively by borrowings and capitalized lease
     obligations.

   The accompanying notes are an integral part of these financial statements.

             REPUBLIC ENVIRONMENTAL SYSTEMS, INC. AND SUBSIDIARIES

          CONSOLIDATED AND COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                          ADDITIONAL   RETAINED    CUMULATIVE                EQUITY
                                COMMON     PAID-IN     EARNINGS    TRANSLATION  TREASURY   INVESTMENT
                                STOCK      CAPITAL     (DEFICIT)   ADJUSTMENT    STOCK       BY RII      TOTAL
                               --------    --------    --------    -----------  --------    --------    --------
Balance at December 31,
  1992.......................  $           $           $ (8,965)   $            $           $ 37,498    $ 28,533
  Net loss...................                           (14,579)                                         (14,579)
  Net advances from RII......                                                                  1,701       1,701
  Return of consideration
    held in escrow for an
    acquisition..............                                                                   (929)       (929)
  Other transactions with
    RII, net(1)..............                                                                  2,146       2,146
                               --------    --------    --------    --------     --------    --------    --------
Balance at December 31,
  1993.......................                           (23,544)                              40,416      16,872
  Net income.................                             2,684                                           2,684
  Net payments to RII........                                                                 (2,707)     (2,707)
  Other transactions with
    RII, net(1)..............                                                                  3,425       3,425
                               --------    --------    --------    --------     --------    --------    --------
Balance at December 31,
  1994.......................                           (20,860)                              41,152      20,292
  Net income through
    spin-off.................                               508                                              508
  Contributions from RII
    prior to spin-off........                                                                    261         261
  Spin-off from RII..........       108      20,802      20,352         151                  (41,413)         --
  Capital contribution from
    RII......................                 2,518                                                        2,518
  Net income post-spin-off...                               778                                              778
  Capital contribution from
    Stout....................                 2,127                                                        2,127
  Issuance of shares for
    stock options............         6       1,661                                                        1,667
  Tax benefit of stock
    options and warrants.....                   545                                                          545
  Purchases of treasury
    stock....................                                                       (145)                   (145)
  Currency translation
    adjustment...............                                            42                                   42
                               --------    --------    --------    --------     --------    --------    --------
Balance at December 31,
  1995.......................  $    114    $ 27,653    $    778    $    193     $   (145)   $     --    $ 28,593
                               ========    ========    ========    ========     ========    ========    ========

---------------

(1) Includes insurance premiums, self-insured losses and corporate services expense allocations directly attributable to RESI.

   The accompanying notes are an integral part of these financial statements.

             REPUBLIC ENVIRONMENTAL SYSTEMS, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

1. BACKGROUND

     In July 1994, Republic Industries, Inc. ("RII"), formerly Republic Waste Industries, Inc., announced the contemplation of a plan to exit the hazardous waste services segment of the environmental industry. The plan included the combination of RII's former hazardous waste services operations in Republic Environmental Systems, Inc. ("RESI") and the distribution of the stock of RESI to the stockholders of record of RII (the "Distribution"). In April 1995, the Board of Directors approved the Distribution to RII stockholders of record as of April 21, 1995. RII stockholders received one share of RESI's common stock for every five shares of RII common stock owned on the record date of the Distribution (the "Distribution Date"). RII currently has no ownership interest in RESI.

     In connection with the Distribution, RESI and RII entered into various agreements including the Distribution Agreement, Corporate Services Agreement, Tax Sharing Agreement and various indemnity agreements.

     The Distribution Agreement provided for, among other things, the principal corporate transactions required to effect the Distribution and the contribution of RII's Canadian hazardous waste services subsidiary to RESI. The Distribution Agreement also provided for RII to contribute an additional $2.4 million in capital to RESI to repay indebtedness and to provide working capital in connection with the Distribution.

     The Corporate Services Agreement provides for RII to provide certain services, including insurance administration, human resources management, financial reporting and tax, legal and environmental engineering services to RESI after the Distribution, until the agreement is terminated by either party. The cost to RESI of such arrangement did not differ significantly from the costs allocated to RESI in the past, as included in the accompanying statements of operations. This agreement is expected to terminate at the end of the first quarter in 1996.

     The Tax Sharing Agreement provides for, among other things, the treatment of tax matters for periods through the date of the Distribution and responsibility for any adjustments as a result of audit by any taxing authority. The general terms provide for the indemnification for any tax detriment incurred by one party which is caused by the other party's actions.

     Other agreements include various indemnity agreements which provided for indemnification by RESI to RII, and vice versa, for potential increases or decreases in any RESI liabilities which remained with RII as a result of previously shared arrangements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The accompanying consolidated financial statements at December 31, 1995 include the accounts of RESI and its subsidiaries, the successor to the business of Stout Environmental, Inc. ("Stout"), a Delaware corporation, acquired by RII in March 1992, as well as the accounts of Republic Environmental Systems Ltd. ("RESL") (formerly known as Great Lakes Environmental Group Ltd.), the former Canadian hazardous waste services subsidiary of RII, which was acquired by RII in July 1991 and was contributed to RESI as of the Distribution Date (collectively, the "Company"). One of RESI's subsidiaries, Republic Environmental Systems (Cleveland) (RES (Cleveland)), Inc. (formerly known as Evergreen Environmental Group, Inc.), was acquired by RII in September 1991, in a transaction separate from the Stout acquisition and was contributed to RESI in May 1993. The accounts of RESI and all its majority owned subsidiaries are included in the accompanying consolidated financial statements. All significant intercompany transactions have been eliminated.

             REPUBLIC ENVIRONMENTAL SYSTEMS, INC. AND SUBSIDIARIES

     The combined financial statements for all periods presented prior to the Distribution Date include the historical accounts and operations of the former RII businesses that now comprise the Company. Material transactions between entities included herein have also been eliminated.

     RII has in the past provided certain corporate general and administrative services to the Company as described previously. The expenses for these services, which amounted to $391,000, $851,000, and $839,000 during 1995, 1994 and 1993, respectively, were charged or allocated to the Company on a basis that approximated the cost of actual services provided. Management believes that the allocation of expenses was made on a reasonable basis and that expenses to be incurred as a stand-alone entity will not differ significantly from the amount of expenses allocated to the Company by RII.

  Revenue Recognition

     The Company provides a full range of hazardous waste services including collection, disposal, treatment, storage and recycling services to a broad base of industrial and commercial waste generators in the Eastern United States and Canada. Consistent with industry practice, the Company recognizes revenue upon the receipt and acceptance of waste material at its waste treatment, storage and disposal facilities ("TSD Facilities"). Appropriate disposal costs are accrued upon acceptance at its TSD Facilities.

  Earnings Per Share

     Primary earnings per share computations are based on the weighted average number of outstanding common and common share equivalents with dilutive effects. Primary and fully diluted income (loss) per share are the same in each period.

     Income (loss) per share for periods prior to the Distribution, have been determined based on the assumed weighted average number of shares of common stock outstanding which was considered to be equal to one-fifth of the weighted average number of shares of RESI common stock for the respective periods.

  Property and Equipment

     Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance and repairs are charged to expense as incurred. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in current operations.

     Depreciation is provided over the estimated useful lives of the assets involved using the straight-line method. The estimated useful lives are: twenty years for buildings and improvements, five to fifteen years for vehicles and equipment and five years for furniture and fixtures.

     A summary of property and equipment is shown below (in thousands):

                                                                     DECEMBER 31
                                                                ----------------------
                                                                  1995          1994
                                                                --------      --------
        Vehicles and equipment...............................   $ 16,624      $ 16,093
        Land, buildings and improvements.....................     14,655        11,063
        Furniture and fixtures...............................      2,212         2,407
                                                                --------      --------
                                                                  33,491        29,563
        Less- Accumulated depreciation.......................    (14,022)      (12,719)
                                                                --------      --------
                                                                $ 19,469      $ 16,844
                                                                ========      ========

             REPUBLIC ENVIRONMENTAL SYSTEMS, INC. AND SUBSIDIARIES

  Accrued Liabilities

     The Company provides accruals for the disposal of hazardous and nonhazardous waste which has been accepted at its TSD Facilities. At December 31, 1995 and 1994, disposal accruals of $948,000 and $1,107,000, respectively, were included in accrued liabilities.

     Also reflected in accrued liabilities are insurance reserves. Since 1991, the Company has participated in RII's combined risk management programs for property and casualty insurance. The Company has agreed to indemnify RII against increases in current losses and any future losses incurred in connection with the Company's participation in these programs. The Company continued to participate in RII's combined risk management programs until the expiration of these policies in June 1995. The Company has its own insurance program after that date. At December 31, 1995 and 1994, the insurance accrual was $488,000 and $72,000, respectively.

  Accrued Environmental Costs

     Accruals for investigatory and remediation costs are recorded when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. Accrued costs include investigative, administrative, legal and remediation costs associated with site clean-up. Environmental compliance costs including maintenance, monitoring and similar costs are expensed as incurred.

     The measurement of environmental liabilities is based on an evaluation of currently available facts with respect to each individual site and considers factors such as existing technology, presently enacted laws and regulations, and prior experience in remediation of contaminated sites. While the current law potentially imposes joint and several liability upon each party at any Superfund site, the Company's contribution to clean up these sites is expected to be limited, given the number of other companies which have also been named as potentially responsible parties, the volumes of waste involved, and that most of these matters are indemnified by the former shareholders of Stout (see Note 4). A reasonable basis for apportionment of costs among responsible parties is determined and the likelihood of contribution by other parties is established. If it is considered probable that the Company will only have to pay its expected share of the total site cleanup, the liability reflects the Company's expected share. In determining the probability of contribution, the Company considers the solvency of the parties, whether responsibility is being disputed, the terms of any existing agreements, and experience to date regarding similar matters. These liabilities do not take into account any claims for recoveries from insurance or third parties and are not discounted. As assessments and remediation progress at individual sites, these liabilities are reviewed periodically and adjusted to reflect additional technical and legal information which becomes available. Actual costs to be incurred at identified sites in future periods may vary from the estimates, given inherent uncertainties in evaluating environmental exposures.

     Anticipated cash expenditures for 1996 are expected to be approximately $2.0 million ($1.1 million expected to be indemnified). The exact timing of cash payments from beyond this period are impacted by various governmental and non-governmental agencies and therefore difficult to predict with any certainty.

  Income Taxes

     The U.S. operations of the Company are included in the combined federal income tax return of RII through the Distribution date and on a stand alone basis thereafter, whereas the Company's Canadian operations file a separate Canadian tax return. The Company's income tax provision in the accompanying statements of operations is calculated as if it filed separate tax returns in both the United States and Canada for all periods.

     The Company uses the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109. Under this method, deferred tax assets and liabilities are

             REPUBLIC ENVIRONMENTAL SYSTEMS, INC. AND SUBSIDIARIES recognized for the tax effects of temporary differences between the financial reporting and tax basis of assets and liabilities using enacted rates.

  Goodwill

     Goodwill is amortized on a straight-line basis over forty years. Amortization expense related to goodwill and other intangible assets was $255,000, $460,000, and $734,000 in 1995, 1994 and 1993, respectively.

     It is the Company's policy to review goodwill for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The realizability of goodwill is evaluated periodically as events and circumstances dictate. Such evaluation is based on various analyses, including cash flow and profitability projections. Generally, the unamortized goodwill from each acquisition is measured against undiscounted cash flows from such entity. If such an evaluation indicates an impairment has occurred, an appropriate writedown would be made based upon a discounted cash flow analysis or similar determination of fair value. Such adjustment would be recorded in the period when such events occur and analyses are completed. If such review indicates that the carrying amount of goodwill is not recoverable, it is the Company's policy to reduce the carrying amount of such assets to fair value (see Note 3).

  Statements of Cash Flows

     The Company considers all highly liquid investments with purchased maturities of three months or less to be cash equivalents. The effect of noncash transactions are excluded from the statements of cash flows.

  Foreign Currency Translation

     All asset and liability accounts of foreign subsidiaries are translated to U.S. dollars at the rate of exchange in effect at the balance sheet date. All income statement accounts of foreign subsidiaries are translated at average exchange rates during the year. Resulting translation adjustments arising from these translations are charged or credited directly to equity. Gain or loss on foreign currency transactions is included in income as incurred. Such amounts were not material in any year presented.

  Fair Value of Financial Instruments

     The book values of cash, trade accounts receivable, accounts payable and financial instruments included in other current assets and other assets approximate their fair values principally because of the short-term maturities of these instruments. The fair value of the Company's long-term debt is estimated based on the current rates offered to the Company for debt of similar terms and maturities. Under this method the Company's fair value of long-term debt was not significantly different than the stated value at December 31, 1995 and 1994.

     In the normal course of business, the Company has letters of credit, performance bonds and other guarantees which are not reflected in the accompanying balance sheets. Management believes that the likelihood of nonperformance under these financial instruments is minimal and expects no material losses to occur in connection with these financial instruments.

  Concentrations of Credit Risk

     Concentrations of credit risk with respect to trade receivables are limited due to the wide variety of customers and markets into which the Company's services are provided, as well as their dispersion across different geographic areas. As a result, as of December 31, 1995, the Company does not consider itself to have any significant concentrations of credit risk. For the years ended 1995, 1994 and 1993, bad debt expense was $119,000, $929,000 and $914,000 and bad debt write-offs were $262,000, $635,000 and $632,000, respectively.

             REPUBLIC ENVIRONMENTAL SYSTEMS, INC. AND SUBSIDIARIES

  Estimates and Assumptions

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

  Accounting Pronouncements

     In March 1995, the Financial Accounting Standards Board issued Statement No. 121 (the "Statement") on accounting for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to assets to be held and used. The Statement also establishes accounting standards for long-lived assets and certain identifiable intangibles to be disposed of. The Company is required to adopt the Statement in 1996, and based on a preliminary review, no material impact is anticipated.

3. RESTRUCTURING AND UNUSUAL CHARGES

  Recapitalization of RESL in 1994

     In connection with the decision by RII to distribute the hazardous waste services segment to its existing shareholders, which included the contribution of the Canadian hazardous waste services subsidiary, RESL, to RESI at the Distribution Date, RII recapitalized RESL. As such the Company evaluated each of the individual TSD Facility operations of RESL considering the continued weak Canadian economy and the amount of capital RESI could devote to RESL's operations in the future. The results of this evaluation indicated that the undiscounted cash flows of certain of the individual Canadian TSD Facilities did not support the recorded amounts of goodwill without a substantial improvement in the Canadian economy or the investment of substantial amounts of capital. Additionally, the amount of goodwill recorded as a result of the acquisition of RESL by RII in 1991 could not be supported by the expected changes in operations after the planned contribution of RESL to RESI. As a result, the Company wrote off approximately $6,380,000 of goodwill at RESL in the fourth quarter of 1994. The Company also wrote off $1,194,000 in abandoned or to-be-abandoned property and accrued approximately $910,000 of costs associated with the Distribution.

  Reorganization of hazardous waste operations in 1993

     In order to counteract severe market conditions in the hazardous waste industry, the Company decided to reorganize its operations in the fourth quarter of 1993. As a result, the Company consolidated certain TSD operations, terminated certain contracts, closed or decided to close certain facilities, reduced its workforce by over 135 people (or 30%) and wrote off goodwill and other intangibles associated with the closed and abandoned facilities. In accordance with industry standards, the Company provides for closure costs over the life of a facility. Accordingly, the Company has fully provided for these costs on the closed and to-be-closed facilities. In addition to the reorganization of operations, the Company also reevaluated its exposure related to litigation and environmental matters and provided additional accruals for the costs to defend or settle certain

             REPUBLIC ENVIRONMENTAL SYSTEMS, INC. AND SUBSIDIARIES litigation and environmental matters. A summary of these charges for the closed, abandoned and to-be-closed facilities is as follows (in thousands):

                Property and equipment.............................  $ 3,427
                Goodwill and other intangibles.....................    4,476
                Accumulated permitting costs.......................    1,492
                Cost of terminating contracts and employees and
                  office relocation costs..........................    2,705
                Closure and environmental accruals.................    1,756
                Accruals for cost of settlement of defense and
                  existing litigation and environmental matters....    1,050
                                                                     -------
                                                                     $14,906
                                                                     =======

4. ACCRUED ENVIRONMENTAL COSTS

     The Company's waste services activities are conducted in the context of a developing and changing statutory and regulatory framework, aggressive government enforcement and a highly visible political environment. Governmental regulation of the waste management industry requires the Company to obtain and retain numerous governmental permits to conduct various aspects of its operations. These permits are subject to revocation, modification or denial. The costs and other capital expenditures which may be required to obtain or retain the applicable permits or comply with applicable regulations could be significant.

     Certain of the Company's facilities are contaminated from past spills of potentially hazardous material. The amount and severity of contamination are currently under investigation. The Company believes that remedial action will be required, including continued investigation, monitoring and treatment of groundwater and/or possible soil removal. As part of the acquisition of Stout in 1992 by RII, certain of the former stockholders of Stout agreed to indemnify RII and the Company for certain litigation matters and environmental matters identified as of the closing date of the merger. The obligation under this indemnity is secured by amounts held in an escrow fund. The Company accrues for known exposures in regards to these indemnified matters. Reimbursements from the escrow account are reflected as capital contributions as cash is received. In 1995, the Company received reimbursement of $2.1 million with respect to these indemnified matters.

     The following is a description of proceedings whose claims are covered by the indemnity obligations of the former Stout stockholders.

     Adams Oil, Inc.

          Adams Oil, Inc.("Adams Oil"), a wholly-owned subsidiary of RESI, previously operated an oil terminal located in Camden, New Jersey. RESI is aware that there is evidence of contamination on the property which may have been caused by past spills of possible hazardous materials (i.e., petroleum hydrocarbons, gasoline, diesel fuel). The amount and the sources of the contamination are currently under investigation by Adams Oil. The New Jersey Department of Environmental Protection and Energy (the "NJDEPE") has knowledge of the problem and has requested more information from Adams Oil. Management believes that remedial action may be required and a clean-up plan has been submitted to NJDEPE for approval.

     Republic Environmental Systems (Pennsylvania), Inc.

          Republic Environmental Systems (Pennsylvania), Inc. ("RES (Pennsylvania)") has been named as a PRP in the North Penn Area No. 2 regional ground water problem involving 56 square miles

             REPUBLIC ENVIRONMENTAL SYSTEMS, INC. AND SUBSIDIARIES occupied by hundreds of industrial companies. The EPA has requested that RES (Pennsylvania) enter into an administrative consent order to investigate and determine its contribution, if any, to the regional groundwater problem. RES (Pennsylvania) believes that it should not agree to a consent order under CERCLA, but instead should be regulated under its RCRA corrective action permit. The EPA is looking at the septic system and the contamination of groundwater, as well as considering adding other PRP companies. RES (Pennsylvania) is assisting the EPA by conducting testing. RES (Pennsylvania) is not aware of any evidence that it contributed to a regional groundwater problem.

          In addition, RES (Pennsylvania) (formerly known as Waste Conversion, Inc.) also has been named as a PRP along with 13 other primary defendants for the recovery costs to remediate the Moyers Landfill Site in eastern Pennsylvania. A company previously known as Waste Conversion of Delaware, Inc. disposed of materials at Moyers Landfill from 1979 to 1981. This company then sold its assets to Waste Conversion, Inc., which was owned by Stout. RES (Pennsylvania) is currently in settlement negotiations with the EPA to limit its exposure in this matter.

          Also, RES (New York) and RES (Pennsylvania) are parties in a PRP action with respect to the Aqua-Tech TSD facility in South Carolina. There are 180 parties to date. In April 1993, an agreement was reached whereby RESI paid $360,060 for proposed settlement of certain issues at the facility, pending the final allocation to the PRP's.

     The Company is involved in various matters of litigation and is subject to ongoing environmental investigations by certain regulatory agencies involving environmental matters, as well as other claims and disputes that could result in additional litigation. The environmental investigations include notifications that the Company is a Potentially Responsible Party, as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, in several site cleanups. With regard to certain of these matters, the Company has been assessed penalties which it has appealed or has ongoing negotiations to reduce the level of the assessments. The more significant items include:

     RES (Cleveland), Inc.

          In June 1993, RES (Cleveland) received a Complaint and Compliance Order from the Enforcement Division of Region 5 of the EPA alleging that the former owners of RES (Cleveland)'s TSD Facility failed to submit a proper RCRA Facility Investigation ("RFI") Workplan to the EPA on a timely basis and fined RES (Cleveland). This RFI Workplan included any remedial action plan necessary for the remediation of sub-surface soil at the TSD Facility. In September 1993, Region 5 of the EPA approved for implementation the RFI Workplan submitted by RES (Cleveland).

     Republic Environmental Systems (New York), Inc.

          In late June 1993, the Company voluntarily ceased operating at its TSD Facility in Nassau County, New York, due to ongoing disputes and negotiations with various regulatory agencies including the New York Department of Environmental Conservation, the town of Oyster Bay and Nassau County. In addition, RES (New York) received from the New York DEC a proposed Summary Order in an Administrative Action commenced by the New York DEC against the RES (New York) facility, whereby the New York DEC sought revocation of RES (New York)'s permit to operate as a TSD Facility. The New York DEC withdrew a previous consent order against RES (New York), under which RES (New York) had agreed to pay $100,000, and subsequently fined RES (New York) for alleged violations at the facility.

          In early 1994, RES (New York) also permanently closed its hazardous waste treatment, storage and disposal facility in Nassau County, New York due to ongoing disputes and negotiations with the New York DEC, the town of Oyster Bay and Nassau County. In addition, RES (New York) entered into a

             REPUBLIC ENVIRONMENTAL SYSTEMS, INC. AND SUBSIDIARIES consent decree with the New York DEC which provided for payment by RES (New
     York) of $150,000 and the manner in which RESI was required to close the facility. The parties are currently negotiating the technical aspects of the requirements relating to facility closure.

     Additionally, due to the reorganization of operations in 1993 as discussed in Note 3, the Company evaluated its exposure related to certain environmental matters and litigation related to its closed or to-be-closed TSD Facilities. As a result, the Company provided additional accruals of $2,806,000 for the costs to defend or settle these matters in 1993, of which approximately $468,000 remains as of December 31, 1995.

     Although it is possible that a loss exceeding amounts already recorded may be incurred upon the resolution of the litigation and environmental matters described above, management believes that such losses, if realized, will not have a material adverse effect on the Company's cash flows, consolidated results of operations or combined financial position.

5. SHORT-TERM BORROWINGS, NOTES PAYABLE, LONG-TERM DEBT AND CAPITALIZED LEASES

  Short-Term Borrowings and Notes Payable

     In May 1995, the Company secured a $6 million credit facility with CoreStates Bank, N.A., to be used for additional working capital and other funding needs. Up to $4.5 million of the credit facility is available for the issuance of standby letters of credit. At December 31, 1995, the Company had issued $2.6 million in standby letters of credit. The unused portion of the facility is available for cash borrowings. There were no cash borrowings under the credit facility during 1995.

     The credit facility provides for the maintenance of certain restrictive covenants including, among others, minimum working capital levels, maintaining current and fixed charges ratios and a predetermined level of interest coverage. The Company is also restricted from making any dividend payments and incurring additional debt. This facility is collateralized by substantially all of the Company's U.S. assets. During 1995, the Company was in full compliance with all covenants.

             REPUBLIC ENVIRONMENTAL SYSTEMS, INC. AND SUBSIDIARIES

     Notes payable consisted primarily of borrowings to fund the Company's insurance premiums at December 31, 1995 and in 1994, amounts reflect borrowings
from lines of credit for working capital purposes.   Long-Term Debt and
Capitalized Leases

     Long-term debt, including obligations under capitalized leases, consists of the following (in thousands):

                                                                        DECEMBER 31
                                                                     -----------------
                                                                      1995       1994
                                                                     ------     ------
        Notes payable and capitalized lease obligations to banks
          and financial institutions, secured by equipment and
          other assets, interest ranging from 7.3% to 9.54%
          (weighted average interest rate of 8.0% as of December
          31, 1995), payable monthly through 2000..................  $  854     $1,418

        Note payable for an acquisition, secured by a letter of
          credit, interest at Canadian prime, (7.50% as of December
          31, 1994), payable monthly through April 1995............      --      1,367

        Other notes payable, secured by equipment and other assets, interest ranging from 8.0% to 9.25% (weighted average
          interest rate of 7.9% as of December 31, 1995) payable
          monthly through 1998.....................................     271        476
                                                                     ------     ------
                                                                      1,125      3,261
        Less -- Current maturities.................................    (507)    (2,133)
                                                                     ------     ------
                                                                     $  618     $1,128
                                                                     ======     ======

     At December 31, 1995, aggregate maturities of long-term debt, including obligations under capitalized leases, were as follows (in thousands):

                1996................................................  $  507
                1997................................................     361
                1998................................................     151
                1999................................................     104
                2000................................................       2
                                                                      ------
                                                                      $1,125
                                                                      ======

     In connection with the decision by RII to distribute the hazardous waste services segment to its existing shareholders, as discussed in Note 2, RII recapitalized RESL. In December 1994, the Company's Canadian subsidiary converted its U.S. subordinated term loan payable by RESL to 360,000 shares of redeemable convertible participating preferred stock of RESL. The preferred stock, with a face amount of Canadian $9.0 million ($6.6 million U.S. as of December 31, 1995), is redeemable at the option of the Company and is convertible into 15% of the common stock of RESL at the option of the holder. The holders of the preferred stock are eligible to receive dividends based on the future profitability of RESL in excess of specified target earnings levels. The Company recorded an extraordinary gain on the conversion to preferred stock of approximately U.S. $5.6 million, net of income taxes, based on the preferred stock's fair market value.

     The fair market value of the preferred stock was estimated by management based on the current financial condition of the Canadian subsidiary, projected undiscounted net income of that subsidiary and the current estimated fair market value of the Canadian subsidiary.

             REPUBLIC ENVIRONMENTAL SYSTEMS, INC. AND SUBSIDIARIES

6. STOCK OPTIONS AND WARRANTS

  Stock Options

     On the Distribution Date, holders of options to acquire RII Common Stock, previously granted to employees, directors and affiliates of RII, received options to acquire RESI Common Stock at the ratio of one RESI option for each five RII options. These options have substantially similar terms to the RII options. The outstanding options of RII at the Distribution Date and the RESI options granted with respect thereto are stapled (i.e., RII options and RESI options granted with respect thereto are only exercisable if exercised together). The per share exercise prices of RII and RESI options at the Distribution Date were appropriately adjusted to reflect the effect of the Distribution on the market prices of RII and RESI Common Stock. The combined exercise price of an option to purchase shares of RII Common Stock and the option to purchase shares of RESI Common Stock granted with respect thereto was equal to the exercise price of the RII option prior to the Distribution Date. Unvested RII options held by any optionee and the unvested RESI options granted to such optionee with respect to such RII options, vests in accordance with the vesting schedule of the RII options held by such optionee as long as the optionee is employed by RII or RESI or their affiliates. Options granted under this plan expire ten years from the date of grant and vest over varying periods. In April 1995, the RESI Board of Directors approved the RESI Adjustment Plan ("Adjustment Plan") and approved the issuance, on the Distribution Date, of options to purchase up to 450,000 shares of RESI Common Stock. The purpose of the Adjustment Plan is to provide for the issuance of RESI options to certain optionees who have been granted options to purchase RII Common Stock which were outstanding as of the Distribution Date. The option price of these plans is based on the fair market value of the common shares on the date that the stock options are granted.

     In May 1995, the RESI Board of Directors approved the RESI 1995 Employee Stock Option Plan for certain key employees of the Company. A maximum of 500,000 options may be awarded to purchase the Company's Common Stock. The option price under this plan shall not be less than the fair market value of the Common Stock on the date the stock option is granted. In the event of a change of control, as defined in the plan, all outstanding employee options shall become immediately exercisable and the prescribed time limits for exercise will run from such vesting.

     Certain information for 1995 relative to these stock option plans is summarized below:

                Number of Shares
                  Granted at Distribution Date....................   420,400
                  Granted subsequent to distribution..............    31,000
                  Exercised (a)...................................  (257,800)
                  Expired or canceled.............................    (3,400)
                                                                    --------
                  Outstanding at end of year (b)..................   190,200
                                                                    ========
                  Exercisable at end of year......................    70,000
                                                                    ========
                  Participants at end of year.....................        40
                                                                    ========
                  Available for future grant at the end of year...   502,000
                                                                    ========

---------------

(a) Options were exercised at prices ranging from $1.08 to $5.80.

(b) For outstanding shares under option at December 31, 1995, option prices ranged from $1.08 to $5.80 (and averaged $2.25). The expiration dates for these options from May 1996 to May 2004.

             REPUBLIC ENVIRONMENTAL SYSTEMS, INC. AND SUBSIDIARIES

  Warrants

     As of the Distribution Date, there were outstanding unexercised warrants (the "RII Warrants") to acquire 4,361,500 shares of RII Common Stock. On the Distribution Date, the holders of unexpired RII Warrants received additional warrants (the "RESI Warrants") to acquire a number of shares equal to one-fifth the number of shares of RII Common Stock (or 872,300 of RESI Common Stock) which they may acquire upon exercise of their outstanding RII options. The outstanding RII and RESI options are stapled and contain substantially similar terms. The per share exercise price of the RESI warrants has been appropriately adjusted to reflect the effect of the Distribution on the market prices of the RII and RESI Common Stock. There were 250,000 RESI warrants exercised at prices ranging from $1.08 to $5.10 with no cancellations occurring during the year. These warrants expire beginning July 1996 to May 2003.

7. COMMITMENTS AND CONTINGENCIES

  Operating Lease Commitments

     The Company leases certain of its premises and certain equipment under various operating lease agreements. At December 31, 1995, future minimum rental commitments becoming payable under all operating leases are as follows (in thousands):

                1996..................................................  $412
                1997..................................................   370
                1998..................................................   316
                1999..................................................   302
                2000..................................................   233
                Thereafter............................................   222

     Total rental expense incurred under operating leases was $709,000, $848,000, and $1,058,000 in 1995, 1994 and 1993, respectively.

  Employee Benefits

     Effective January 1, 1994, RESI instituted a defined contribution 401(k) savings plan ("the Plan") for employees meeting certain employment requirements which covered the Company's eligible employees. Under the Plan, RESI may, at its discretion, match a portion of employee contributions based on the profitability and growth of RESI. There have been no contributions to the Plan.

  Other Matters

     In May 1994, RESI decided to terminate its operations at a TSD Facility in Farmingdale, New York. RESI's Dayton, Ohio TSD facility terminated operations in October, 1995. RESI has ceased its efforts to relocate the Dayton, Ohio TSD facility, but will continue to provide services in Ohio through its Bedford, Ohio facility. With respect to the closing of each of these TSD facilities, RESI has accrued the appropriate costs.

     At December 31, 1995, RESI had placed in escrow accounts approximately $873,000 in connection with TSD Facility closure and certain other obligations, of which $813,000 was included in cash and cash equivalents and $60,000 was included in other current assets. Additionally, RESI has used its bonding facilities for the issuance of payment, performance and bid bonds, of which $1.9 million in bonds were outstanding at December 31, 1995.

             REPUBLIC ENVIRONMENTAL SYSTEMS, INC. AND SUBSIDIARIES

8. CAPITAL STOCK

     At the Distribution Date, RII stockholders of record as of April 21, 1995 received one share of RESI's common stock for each five shares of RII common stock held. If the Distribution had taken place on December 31, 1994, approximately 10,800,000 million shares of RESI's common stock would have been issued.

     During the current year, the Board of Directors adopted resolutions authorizing, but not requiring, RESI to purchase up to a total of 500,000 shares from time to time. As of December 31, 1995, 102,000 shares had been acquired at a cost of $145,000. Subsequent to year-end, the Board of Directors authorized an additional 500,000 shares to be purchased. and 594,000 shares were repurchased at a cost of $896,000.

9. INCOME TAXES

     The components of the income tax provision are shown below (in thousands):

                                                            YEAR ENDED DECEMBER 31
                                                        -------------------------------
                                                        1995        1994         1993
                                                        -----      -------      -------
        Current:
          Federal.....................................  $ 227      $   (11)     $    --
          Foreign.....................................     43           --         (729)
          State.......................................     99          155          121
                                                        -----      -------      -------
                                                          369          144         (608)
        Deferred:
          Federal.....................................    749          910       (3,110)
          Foreign.....................................   (363)        (638)          --
                                                        -----      -------      -------
                                                          386          272       (3,110)
        Change in valuation allowance.................     --       (3,508)       3,508
                                                        -----      -------      -------
        Income tax provision (benefit)................  $ 755      $(3,092)     $  (210)
                                                        =====      =======      =======

     In addition to the above, RESI recorded a deferred income tax provision of $3,092,000 in 1994 related to the extraordinary gain on conversion of debt.

     Deferred tax assets are recognized under SFAS No. 109 unless it is "more likely than not" that they will not be realized. In 1993, RESI recorded a $3,508,000 valuation allowance related to the realization of deferred tax assets generated as a result of the restructuring and unusual charges. This valuation allowance was recorded due to the uncertainty surrounding the future utilization of such deferred tax assets. In 1994, the valuation allowance was eliminated based on the expected realization of such deferred tax assets primarily as a result of the deferred tax gain generated from the conversion of the Canadian debt to redeemable convertible participating preferred stock (see Note 5).

             REPUBLIC ENVIRONMENTAL SYSTEMS, INC. AND SUBSIDIARIES

     A reconciliation of the statutory federal income tax rate to the Company's effective tax rate as reported is shown below:

                                                            YEAR ENDED DECEMBER 31
                                                        -------------------------------
                                                        1995        1994         1993
                                                        -----      -------      -------
        Statutory federal income tax rate.............   34.0%       (34.0)%      (34.0)%
        Goodwill and other permanent items............    9.3         27.6         11.4
        State income taxes, net of federal benefit....    3.2          1.4          0.7
        Foreign income tax (benefit) provision at
          other than U.S. rates.......................   (4.2)         2.8         (3.2)
        Nondeductible expenses related to the
          distribution................................     --          5.2           --
        Change in valuation allowance.................     --        (58.8)        23.7
        Reduction of previously accrued taxes.........   (5.3)          --           --
        Other, net....................................     --          4.0           --
                                                        -----      -------      -------
        Effective tax rate............................   37.0%       (51.8)%       (1.4)%
                                                        =====      =======      =======

     Components of the net deferred income tax liability are shown below (in thousands):

                                                                       DECEMBER 31
                                                                   -------------------
                                                                    1995        1994
                                                                   -------     -------
        Deferred tax liabilities:
          Book basis in property over tax basis.................   $ 5,855     $ 5,532
          Deferred gain on the conversion of Canadian debt......     2,617       2,617
                                                                   -------     -------
                                                                     8,472       8,149
        Deferred tax assets:
          Net operating losses..................................    (4,727)     (3,405)
          Accrued environmental costs...........................    (1,191)     (2,100)
          Accruals not currently deductible.....................      (210)       (269)
                                                                   -------     -------
                                                                    (6,128)     (5,774)
                                                                   -------     -------
        Net deferred income tax liability.......................   $ 2,344     $ 2,375
                                                                   =======     =======

     At December 31, 1995 the Company had available U.S. net operating loss carryforwards of approximately $8.9 million which begin to expire in the year 2006. The Company also has approximately $3.8 million of Canadian net operating loss carryforwards, the majority of which will begin to expire in 1999.

     The U.S. operations of RESI are included in the consolidated federal income tax return of RII through the date of the Distribution. All tax amounts above as well as tax amounts included in the accompanying combined financial statements have been reflected as if RESI filed a separate federal tax return.

     The Company and RII have entered into a tax sharing agreement which reflects each party's rights and obligations with respect to deficiencies and refunds, if any, of federal, state or other taxes related to RESI, or RII's hazardous waste services subsidiaries prior to their distribution to RESI, for tax periods prior to the Distribution. RESI has agreed to indemnify RII for positions taken in tax periods prior to the Distribution.

     The tax sharing agreement provides for adjustments to the Company's net deferred tax liability based on the completion of federal tax returns, in which RESI will be included in the RII consolidated return. Adjustments might be necessary due to the timing of certain deductions and the calculation of interim period taxable income in 1995. Per the tax sharing agreement, any adjustments necessary would affect the Company's equity as if such adjustments had been made at the Distribution Date.

             REPUBLIC ENVIRONMENTAL SYSTEMS, INC. AND SUBSIDIARIES

10. RELATED PARTY TRANSACTIONS

     The Company has entered into several agreements to lease office space and obtain other services for certain subsidiaries with the former owners of these subsidiaries, primarily Stout, who were formerly officers of the Company. Aggregate payments for such leases and other services were $814,000, $647,000 and $1,202,000 in 1995, 1994, and 1993, respectively.

11. OPERATIONS BY GEOGRAPHIC AREA

     The Company's only line of business is providing environmental services to hazardous and non-hazardous waste generators.

     The following tables present information regarding the Company's different geographic regions based on the historical operations of the Company (in thousands):

                                                                   YEAR ENDED DECEMBER 31
                                                             ----------------------------------
                                                               1995         1994         1993
                                                             --------     --------     --------
Revenue
  United States............................................  $ 38,815     $ 41,539     $ 54,047
  Canada...................................................     5,722        5,060        7,570
                                                             --------     --------     --------
                                                             $ 44,537     $ 46,599     $ 61,617
                                                             ========     ========     ========
Operating income (loss):
  United States............................................  $  2,760     $  1,061     $(10,164)
  Canada...................................................      (693)      (6,672)      (3,633)
Interest, net..............................................       (26)        (353)        (992)
                                                             --------     --------     --------
Income (loss) before income taxes and extraordinary gain...  $  2,041     $ (5,964)    $(14,789)
                                                             ========     ========     ========
Depreciation and amortization:
  United States............................................  $  1,894     $  1,910     $  2,000
  Canada...................................................       418          547          803
                                                             --------     --------     --------
                                                             $  2,312     $  2,457     $  2,803
                                                             ========     ========     ========
Capital expenditures:
  United States............................................  $  3,600     $  1,707     $  1,870
  Canada...................................................     1,133          267        1,931
                                                             --------     --------     --------
                                                             $  4,733     $  1,974     $  3,801
                                                             ========     ========     ========
Identifiable assets:
  United States............................................  $ 32,155     $ 31,494     $ 33,662
  Canada...................................................     9,595        8,448       15,856
                                                             --------     --------     --------
                                                             $ 41,750     $ 39,942     $ 49,518
                                                             ========     ========     ========

12. SUBSEQUENT EVENTS

     On May 19, 1996, RESI and Alliance Holding Company ("Alliance") signed a binding letter of intent and agreed to the terms of mergers (the "Mergers") pursuant to which RESI would issue to Alliance (i) 14,760,000 shares of RESI Common Stock, (ii) warrants to acquire an additional 4,200,000 shares of RESI Common Stock at exercise prices ranging from $2.625 to $3.875 per share and exercisable over two to four year periods and (iii) a promissory note in the principal amount of $4.0 million, in consideration for all of the outstanding common stock of Alliance's wholly-owned subsidiaries, Century Surety Company and Commercial Surety Agency, Inc. As part of the same transaction, MGD Holdings Ltd. and Mr. H. Wayne Huizenga will each purchase 2,000,000 shares of RESI common stock for $2.625 per share and will each

             REPUBLIC ENVIRONMENTAL SYSTEMS, INC. AND SUBSIDIARIES receive warrants to purchase an additional 6,000,000 shares of RESI Common Stock at exercise prices ranging from $2.625 to $3.875 per share and exercisable over two to four year periods.

     As a result of the Mergers, there will be a change in control of RESI to Alliance and utilization of the RESI net operating losses of approximately $8.9 million (at December 31, 1995) will be subject to certain limitations imposed by the Internal Revenue Code.

     Additionally, on June 7, 1996, RESI announced a two for one stock split, effected in the form of a stock dividend effective June 14, 1996. These consolidated and combined financial statements have been adjusted to reflect the effect of the stock split.

     Also, in May 1996, the Board of Directors approved a resolution to retire all of the common shares held in the Company's treasury.

             REPUBLIC ENVIRONMENTAL SYSTEMS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                         JUNE 30,   DECEMBER 31,
                                                                          1996         1995
                                                                         -------      -------
                                                                         (UNAUDITED)
                                ASSETS
CURRENT ASSETS
  Cash and cash equivalents...........................................   $ 2,442      $ 3,255
  Accounts receivable, less allowance for doubtful accounts of $1,036
     and $1,031, respectively.........................................     6,184        7,614
  Other current assets................................................     1,625        1,445
                                                                         -------      -------
       TOTAL CURRENT ASSETS...........................................    10,251       12,314
Property and equipment, net...........................................    20,322       19,469
Goodwill, net of accumulated amortization of $1,326 and $1,187,
  respectively........................................................     8,984        9,109
Other assets..........................................................       868          858
                                                                         -------      -------
       TOTAL ASSETS...................................................   $40,425      $41,750
                                                                         =======      =======
                 LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable....................................................   $ 2,516      $ 2,568
  Accrued liabilities.................................................     1,991        2,825
  Notes payable.......................................................       403          193
  Current maturities of long-term debt and capitalized lease
     obligations......................................................       423          507
  Current portion of accrued environmental costs......................     1,759        1,999
  Income taxes payable................................................        60           56
                                                                         -------      -------
       TOTAL CURRENT LIABILITIES......................................     7,152        8,148
Long-term debt and capitalized lease obligations, net of current
  maturities..........................................................       454          618
Accrued environmental costs, net of current portion...................     1,810        1,790
Deferred income taxes.................................................     2,437        2,344
Minority interest.....................................................       257          257
                                                                         -------      -------
       TOTAL LIABILITIES..............................................    12,110       13,157
                                                                         -------      -------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
  Common stock, par value $0.01 per share; 20,000,000 shares authorized, 10,855,238 and 11,366,432 shares issued,
     respectively.....................................................       109           57
  Additional paid-in capital..........................................    27,479       27,710
  Retained earnings...................................................       531          778
  Cumulative translation adjustment...................................       196          193
  Treasury stock, 102,000 shares, at cost.............................        --         (145)
                                                                         -------      -------
       TOTAL STOCKHOLDERS' EQUITY.....................................    28,315       28,593
                                                                         -------      -------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.....................   $40,425      $41,750
                                                                         =======      =======

   The accompanying notes are an integral part of these financial statements.

             REPUBLIC ENVIRONMENTAL SYSTEMS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                            SIX MONTHS ENDED
                                                                                JUNE 30,
                                                                           -------------------
                                                                            1996        1995
                                                                           -------     -------
Revenues................................................................   $15,796     $25,165
Expenses:
  Cost of operations....................................................    11,849      18,123
  Selling, general and administrative...................................     4,656       5,092
                                                                           -------     -------
       Operating income (loss)..........................................      (709)      1,950
Other (income) expense:
  Interest and other income.............................................      (426)       (118)
  Interest expense......................................................       110         154
                                                                           -------     -------
Income (loss) before income taxes.......................................      (393)      1,914
Income tax (benefit) provision..........................................      (146)        708
                                                                           -------     -------
       Net (loss) income................................................   $  (247)    $ 1,206
                                                                           =======     =======
(Loss) earnings per common and common equivalent share..................   $ (0.02)    $  0.11
                                                                           =======     =======
Weighted average common and common equivalent shares....................    11,150      10,850
                                                                           =======     =======

   The accompanying notes are an integral part of these financial statements.

             REPUBLIC ENVIRONMENTAL SYSTEMS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                            SIX MONTHS ENDED
                                                                                JUNE 30,
                                                                          --------------------
                                                                           1996         1995
                                                                          -------      -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income.....................................................  $  (247)     $ 1,206
     Adjustments to reconcile net (loss) income to net cash provided by operations:
       Depreciation and amortization....................................    1,078        1,184
       Provision for doubtful accounts..................................       98          424
       Provision for accrued environmental costs........................      148          204
       Loss (gain) on the sale of equipment.............................      (64)         (20)
       Changes in assets and liabilities --
          Accounts receivable...........................................    1,337        1,404
          Prepaid expenses and other assets.............................     (354)        (537)
          Accounts payable and accrued liabilities......................   (1,015)        (378)
          Income taxes payable..........................................        4          144
          Due to Republic Industries, Inc...............................       --          762
          Other liabilities.............................................     (192)      (1,367)
                                                                          -------      -------
            Net cash provided by operations.............................      793        3,026
                                                                          -------      -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital additions.....................................................   (1,704)      (2,201)
  Proceeds from the sale of equipment...................................      119           41
                                                                          -------      -------
            Net cash used in investing activities.......................   (1,585)      (2,160)
                                                                          -------      -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from stock options...........................................      872           --
  Capital contributions from Republic Industries, Inc...................       --        2,191
  Repayment of borrowings from Republic Industries, Inc.................       --         (501)
  Cash received from Stout -- capital contribution......................       74        2,454
  Purchase of treasury stock............................................     (895)        (141)
  Payments of long-term debt and notes payable..........................     (440)      (3,044)
  Proceeds from long-term debt and notes payable........................      368          319
                                                                          -------      -------
            Net cash (used) provided in financing activities............      (21)       1,278
                                                                          -------      -------
DECREASE IN CASH AND CASH EQUIVALENTS...................................     (813)       2,144
CASH AND CASH EQUIVALENTS:
  Beginning of period...................................................    3,255        1,433
                                                                          -------      -------
  End of period.........................................................  $ 2,442      $ 3,577
                                                                          =======      =======
SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR:
  Interest..............................................................  $   110      $   152
  Income taxes..........................................................  $    89      $    65

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Equipment purchases of $0 and $536 were financed in the six months ended June 30, 1996 and 1995, respectively by borrowings and capitalized lease obligations.

   The accompanying notes are an integral part of these financial statements.

             REPUBLIC ENVIRONMENTAL SYSTEMS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

     The accompanying unaudited consolidated and combined financial statements at June 30, 1996 include the accounts of Republic Environmental Systems, Inc. and its subsidiaries ("RESI"), the successor to the business of Stout Environmental, Inc. ("Stout"), a Delaware corporation, acquired by Republic Industries, Inc. ("RII"), formerly Republic Waste Industries, Inc., in March 1992, as well as the accounts of Republic Environmental Systems Ltd. ("RESL") (formerly known as Great Lakes Environmental Group Ltd.), the former Canadian hazardous waste services subsidiary of RII, which was acquired by RII in July 1991 and was contributed to RESI as of the Distribution Date (collectively, the "Company"). One of RESI's subsidiaries, Republic Environmental Systems (Cleveland) (RES (Cleveland)), Inc. (formerly known as Evergreen Environmental Group, Inc.), was acquired by RII in September 1991, in a transaction separate from the Stout acquisition and was contributed to RESI in May 1993. The accounts of RESI and all its majority owned subsidiaries are included in the accompanying consolidated financial statements. All significant intercompany transactions have been eliminated.

     The consolidated and combined financial statements of RESI and its subsidiaries included herein have been prepared by RESI, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of RESI, the accompanying statements reflect all adjustments necessary to present fairly the financial position, results of operations and cash flows for those periods indicated, and contain adequate disclosure to make the information presented not misleading. Such adjustments are of a normal, recurring nature unless otherwise disclosed in the notes to consolidated and combined financial statements. It is suggested that these condensed consolidated and combined financial statements be read in conjunction with the financial statements and notes thereto included elsewhere herein.

     Results of operations for any six month period are not necessarily indicative of the results of operations for a full year.

     The combined financial statements for all periods presented prior to the Distribution Date include the historical accounts and operations of the former RII businesses that now comprise the Company. Material transactions between entities included herein have also been eliminated.

2. EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

     The computation of weighted average common and common equivalent shares used in the calculation of earnings per share for the six months ended June 30, 1996 is shown below (in thousands):


                                                                                SIX
                                                                               MONTHS
                                                                               ENDED
                                                                              JUNE 30,
                                                                                1996
                                                                               ------
        Common shares outstanding, net of treasury shares...................   10,855
        Effect of stock options and warrants assumed exercisable............      299
        Effect of using weighted average common shares outstanding during
          the period........................................................       (4)
                                                                                -----
        Weighted average common and common equivalent shares................   11,150
                                                                                =====

     On June 7, 1996 the Board of Directors declared a two-for-one split of RESI's common stock, $.01 par value per share ("Common Stock"), in the form of a 100% stock dividend, payable June 30, 1996, to holders of record on June 14, 1996. Accordingly, all prior year share and per share information contained herein reflects the stock split.

             REPUBLIC ENVIRONMENTAL SYSTEMS, INC. AND SUBSIDIARIES

     The difference between shares for primary and fully diluted earnings per common and common equivalent share was not dilutive for the periods presented.

3. TREASURY STOCK

     In April 1995 the RESI Board of Directors adopted resolutions authorizing, but not requiring, RESI to repurchase up to a total of 500,000 shares (or 4.6% of the then outstanding RESI Common Stock) from time to time. The repurchasing of shares was intended to achieve a more favorable balance between the market supply of the shares and expected market demand, as well as establish stability in the trading market for RESI shares. Repurchases were effected at prevailing market prices from time to time on the open market prior to the negotiation of the Combination (see: Note 4). The last repurchase was effected by RESI on March 4, 1996 and as of such date RESI had repurchased approximately 695,842 shares of RESI Common Stock for an aggregate cost of approximately $1,040,000. On May 9, 1996, the RESI Board of Directors authorized the retirement of the 695,842 shares of RESI Common Stock.

4. PROPOSED MERGER AND SUBSEQUENT EVENTS

     On May 19, 1996, RESI and Alliance Holding Company ("Alliance") signed a binding letter of intent and agreed to the terms of mergers (the "Mergers") pursuant to which RESI would issue to Alliance (i) 14,760,000 shares of RESI Common Stock, (ii) warrants to acquire an additional 4,200,000 shares of RESI Common Stock at exercise prices ranging from $2.625 to $3.875 per share and exercisable over two to four year periods and (iii) a promissory note in the principal amount of $4.0 million, in consideration for all of the outstanding common stock of Alliance's wholly-owned subsidiaries, Century Surety Company and Commercial Surety Agency, Inc. As part of the same transaction, MGD Holdings Ltd. and Mr. H. Wayne Huizenga will each purchase 2,000,000 shares of RESI common stock for $2.625 per share and will each receive warrants to purchase an additional 6,000,000 shares of RESI Common Stock at exercise prices ranging from $2.625 to $3.875 per share and exercisable over two to four year periods.

     As a result of the Mergers, there will be a change in control of RESI to Alliance and utilization of the RESI net operating losses of approximately $8.9 million (at December 31, 1995) will be subject to certain limitations imposed by the Internal Revenue Code.

     On June 7, 1996, RESI announced a two for one stock split, effected in the form of a stock dividend effective June 14, 1996. These consolidated and combined financial statements have been adjusted to reflect the effect of the stock split.

     In May 1996, the Board of Directors approved a resolution to retire all of the common shares held in the Company's treasury.

     During July 1996, the Alliance Companies entered into an agreement to acquire Environmental & Commercial Insurance Agency, Inc.; an agreement with Gulf Insurance Company and Midwest Indemnity Corporation ("Midwest") for the production, underwriting and reinsurance of contract surety and surety bond business primarily to environmental businesses; and an option to purchase assets of Midwest. These transactions are subject to the consummation of the Mergers.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Century Surety Company:

     We have audited the consolidated financial statements of Century Surety Company (a wholly owned subsidiary of Alliance Holding Corporation) and subsidiaries (collectively, the Company), as listed in the accompanying index on page F-1. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedules as listed in the accompanying index on page F-1. These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Century Surety Company and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles. Also, in our opinion, the financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

     As discussed in note 1 to the consolidated financial statements, in 1994 the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.

                                          KPMG Peat Marwick LLP

Columbus, Ohio
April 9, 1996
  except as to Note 12,
    which is as of June 14, 1996

                    CENTURY SURETY COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                                                       1995            1994
                                                                    -----------     -----------
                              ASSETS
Investments (note 2):
  Fixed maturities held to maturity, at amortized cost............  $15,308,405     $20,129,353
  Securities available for sale, at fair value:
     Fixed maturities.............................................   33,153,196      24,884,791
     Equity securities (cost $1,999,419 and $2,468,337,
      respectively)...............................................    5,425,813       1,764,521
  Mortgage loans on real estate (note 7)..........................    3,393,205       2,960,723
  Other investments...............................................       90,267         139,283
  Short-term investments, at cost.................................      843,095         870,242
                                                                    -----------     -----------
          Total investments.......................................   58,213,981      50,748,913
Cash (note 2).....................................................    2,691,746       6,577,481
Premium balances receivable, net of allowance for bad debts of
  $137,736 and $56,396, respectively (note 7).....................    4,357,298       4,623,574
Deferred policy acquisition costs (note 7)........................    3,427,551       3,725,611
Reinsurance receivables (note 5)..................................   12,646,960      10,887,657
Prepaid reinsurance premiums......................................    2,881,174       2,413,623
Accrued investment income.........................................      870,245         784,969
Deferred federal income taxes (note 6)............................           --         467,680
Furniture and equipment at cost, net of accumulated depreciation
  of $527,254 and $355,857, respectively..........................      329,435         349,914
Other assets......................................................      579,784          59,757
                                                                    -----------     -----------
          Total assets............................................  $85,998,174     $80,639,179
                                                                    ===========     ===========
               LIABILITIES AND SHAREHOLDER'S EQUITY
Losses and loss expenses payable (note 4).........................   37,001,841      34,661,007
Unearned premiums.................................................   15,636,442      15,453,487
Reinsurance balances payable......................................    2,259,400       2,055,562
Current federal income taxes payable (note 7).....................    1,322,280         597,465
Deferred federal income taxes (note 6)............................       53,337              --
Accrued expenses and other liabilities............................    2,660,005       2,865,364
Collateral held...................................................      321,115       1,248,662
                                                                    -----------     -----------
          Total liabilities.......................................   59,254,420      56,881,547
                                                                    -----------     -----------
Shareholder's equity (notes 8 and 11):
  Capital stock, $10,000 par value per share. Authorized 500
     shares; issued and outstanding 200 shares....................    2,000,000       2,000,000
  Additional paid-in capital......................................   17,293,158      16,698,158
  Net unrealized appreciation (depreciation) of investments.......    3,265,550      (1,208,641)
  Retained earnings...............................................    4,185,046       6,268,115
                                                                    -----------     -----------
          Total shareholder's equity..............................   26,743,754      23,757,632
                                                                    -----------     -----------
Commitments and contingencies (notes 5 and 10)
          Total liabilities and shareholder's equity..............  $85,998,174     $80,639,179
                                                                    ===========     ===========

          See accompanying notes to consolidated financial statements.

                    CENTURY SURETY COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

                       CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                          1995            1994            1993
                                                       -----------     -----------     -----------
Revenue:
  Premiums earned (note 5)...........................  $26,961,397     $23,367,623     $17,372,598
  Net investment income (note 2).....................    3,340,956       2,477,428       1,376,916
  Income on American Sentinel transaction (note 9)...           --         807,306              --
  Net realized gains on investments (note 2).........      166,286          79,955         (91,450)
  Other income.......................................      355,035         222,682         511,561
                                                       -----------     -----------     -----------
          Total revenue..............................   30,823,674      26,954,994      19,169,625
                                                       -----------     -----------     -----------
Expenses:
  Losses and loss expenses (notes 4, 5 and 7)........   15,116,726      12,494,170       8,612,664
  Acquisition expenses (note 7)......................    6,612,518       5,268,596       4,996,403
  Other expenses (note 7)............................    4,513,096       5,126,694       2,417,389
                                                       -----------     -----------     -----------
          Total expenses.............................   26,242,340      22,889,460      16,026,456
                                                       -----------     -----------     -----------
Amortization of negative goodwill....................           --              --         219,194
                                                       -----------     -----------     -----------
          Income before federal income taxes.........    4,581,334       4,065,534       3,362,363
                                                       -----------     -----------     -----------
Federal income tax expense (benefit) (notes 6 and 7):
  Current............................................    2,013,192       1,022,647       1,234,483
  Deferred...........................................     (698,789)         55,621         (90,333)
                                                       -----------     -----------     -----------
          Total federal income tax expense...........    1,314,403       1,078,268       1,144,150
                                                       -----------     -----------     -----------
          Net income.................................  $ 3,266,931     $ 2,987,266     $ 2,218,213
                                                       ===========     ===========     ===========

          See accompanying notes to consolidated financial statements.

                    CENTURY SURETY COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                         1995            1994            1993
                                                      -----------     -----------     -----------
Capital stock:
  Beginning and end of year.........................  $ 2,000,000     $ 2,000,000     $ 2,000,000
                                                      -----------     -----------     -----------
Additional paid-in capital:
  Beginning of year.................................   16,698,158      12,891,158       8,745,722
  Capital contributed by parent (notes 7 and 9).....      595,000       3,807,000       4,145,436
                                                      -----------     -----------     -----------
  End of year.......................................   17,293,158      16,698,158      12,891,158
                                                      -----------     -----------     -----------
Net unrealized appreciation (depreciation) of
  investments:
  Beginning of year.................................   (1,208,641)        (80,139)        (16,938)
  Cumulative effect of change in accounting for
     investments (note 1[c])........................           --          36,215              --
  Change in net unrealized appreciation
     (depreciation).................................    4,474,191      (1,164,717)        (63,201)
                                                      -----------     -----------     -----------
  End of year.......................................    3,265,550      (1,208,641)        (80,139)
                                                      -----------     -----------     -----------
Retained earnings:
  Beginning of year.................................    6,268,115       4,280,849       2,902,636
  Net income........................................    3,266,931       2,987,266       2,218,213
  Cash dividend.....................................   (5,350,000)     (1,000,000)       (840,000)
                                                      -----------     -----------     -----------
  End of year.......................................    4,185,046       6,268,115       4,280,849
                                                      -----------     -----------     -----------
          Total shareholder's equity................  $26,743,754     $23,757,632     $19,091,868
                                                      ===========     ===========     ===========

          See accompanying notes to consolidated financial statements.

                    CENTURY SURETY COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                               1995             1994              1993
                                                            -----------      -----------      ------------
Cash flows from operating activities:
  Net income............................................... $ 3,266,931      $ 2,987,266      $  2,218,213
                                                            -----------      -----------      ------------
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization..........................     312,311          384,540          (158,784)
    Deferred federal income taxes..........................    (698,789)          55,621           (90,333)
    Income on American Sentinel transaction................          --         (807,306)               --
    Writedown of investments...............................          --               --           139,218
    (Increase) decrease in premium balances receivable.....     266,276         (514,868)       (1,582,913)
    (Increase) decrease in deferred policy acquisition
      costs................................................     298,060       (1,319,776)         (728,628)
    Increase in reinsurance receivables....................  (1,759,303)        (379,762)       (7,944,199)
    (Increase) decrease in prepaid reinsurance premiums....    (467,551)         557,860        (2,945,035)
    Increase in accrued investment income..................     (85,276)        (272,818)         (191,550)
    (Increase) decrease in other assets....................    (520,027)          54,169           384,727
    Increase in losses and loss expenses payable...........   2,340,834        5,133,202         9,773,009
    Increase in unearned premiums..........................     182,955        3,287,024         6,733,798
    Decrease in contract funds on deposit..................          --         (350,000)         (350,000)
    Increase (decrease) in reinsurance balances payable....     203,838         (870,845)          500,721
    Increase in current federal income taxes payable.......     724,815          170,149           318,816
    Increase (decrease) in accrued expenses and other
      liabilities..........................................    (205,359)         376,014           665,240
    Increase (decrease) in collateral held.................    (927,547)         174,116           877,404
    Other, net.............................................          --               --          (108,504)
                                                            -----------      -----------      ------------
         Net adjustments...................................    (334,763)       5,677,320         5,292,987
                                                            -----------      -----------      ------------
         Net cash provided by operating activities.........   2,932,168        8,664,586         7,511,200
                                                            -----------      -----------      ------------
Cash flows from investing activities:
  Purchase of fixed maturities available for sale..........  (9,552,437)      (8,857,940)               --
  Purchase of fixed maturities held to maturity............    (269,070)      (1,804,698)               --
  Purchase of fixed maturities.............................          --               --       (21,440,472)
  Purchase of equity securities............................    (228,185)        (223,084)         (614,858)
  Maturity of fixed maturities held to maturity............   1,280,816        2,009,186         1,654,502
  Sale of fixed maturities available for sale..............   7,088,543        1,155,282                --
  Sale of fixed maturities.................................          --               --           202,000
  Sale of equity securities................................     149,505          201,620         1,128,332
  (Increase) decrease in limited partnership...............      21,631          (34,348)               --
  Increase in mortgage loans on real estate................  (1,341,000)      (1,893,000)       (1,258,000)
  Principal receipts on mortgage loans on real estate......     908,518          780,100         1,285,560
  Sales of real estate owned...............................          --               --           296,666
  Purchase of subsidiaries, net of cash acquired...........          --          538,217        (1,515,060)
  Decrease in short-term investments.......................      27,147        5,967,491         9,897,577
  Net additions to furniture and equipment.................    (148,371)        (235,113)          (69,553)
  Other, net...............................................          --          200,000          (200,000)
                                                            -----------      -----------      ------------
         Net cash used in investing activities.............  (2,062,903)      (2,196,287)      (10,633,306)
                                                            -----------      -----------      ------------
Cash flows from financing activities:
  Dividends to parent......................................  (5,350,000)      (1,000,000)         (840,000)
  Capital contributed by parent............................     595,000          340,000           285,600
                                                            -----------      -----------      ------------
         Net cash used in financing activities.............  (4,755,000)        (660,000)         (554,400)
                                                            -----------      -----------      ------------
         Net increase (decrease) in cash...................  (3,885,735)       5,808,299        (3,676,506)
Cash at the beginning of year..............................   6,577,481          769,182         4,445,688
                                                            -----------      -----------      ------------
Cash at the end of year.................................... $ 2,691,746      $ 6,577,481      $    769,182
                                                            ===========      ===========      ============
SUPPLEMENTAL DISCLOSURE:
  Federal income taxes paid................................ $   693,377      $   409,781      $    627,500
                                                            ===========      ===========      ============

     See note 9 for supplemental disclosure of noncash financing activities.

          See accompanying notes to consolidated financial statements.

                    CENTURY SURETY COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Consolidation Policy

     Century Surety Company ("CSC"), a wholly owned subsidiary of Alliance Holding Corporation ("Alliance"), was incorporated in 1978 as an Ohio property and casualty insurance company and was acquired by Alliance in 1988. The accompanying consolidated financial statements include the accounts of CSC and its wholly owned subsidiaries: CSC Insurance Agency, Incorporated ("CSCI"), Continental Heritage Insurance Company ("CHIC"), Evergreen National Indemnity Company ("Evergreen"), American Inspection & Audit Service, Inc. ("AIAS"), Continental Heritage Life Insurance Company ("CHLIC") (through May 22, 1995) and Latitude Premium Finance Company ("Latitude") (through March 3, 1993) (collectively, the "CSC Group").

     CSC acquired Evergreen on December 31, 1993 through a capital contribution from its parent and $1.61 million paid by CSC. On April 14, 1994, CSC paid $16,400 for 100% of the outstanding common stock of AIAS. These transactions were accounted for as purchases by CSC in accordance with the provisions of Accounting Principles Board Opinion No. 16 with the acquired assets and assumed liabilities recorded at their estimated fair values. The acquisitions of AIAS and Evergreen did not have a material impact on the accompanying consolidated statements of income. See notes 7 and 9. In addition, on March 3, 1993, CSC sold Latitude to an unrelated party, and on May 22, 1995, CSC liquidated CHLIC. These transactions did not have a material impact on the CSC Group's consolidated financial position or results of operations.

     All significant intercompany accounts and transactions have been eliminated in consolidation.

  (b) Business Description

     The CSC Group primarily writes "non-standard" or specialty coverages, including bonding, property and casualty insurance coverages to individual and commercial customers through independent agents and affiliated agents primarily throughout Ohio and over 40 other states. The CSC Group's coverages primarily insure risks regarded as higher than standard, or normal, risks and to risk groups regarded as too small or too rare to permit profitable underwriting by larger, "standard market" insurance companies. In general, non-standard insurance and bonds are more expensive, and coverage more limited, because of perceived additional risk associated with this type of business. The CSC Group attempts to identify and exploit those niches in the non-standard market where the actual risk is significantly less than the perceived risk at which the coverage is defined and priced, or where the CSC Group, because of its smaller size and lower overhead, is able to underwrite coverages more economically than larger carriers can. The CSC Group is subject to competition from other property and casualty insurance companies and to the regulations of certain state and federal agencies and undergoes periodic financial examinations by those regulatory authorities.

     Following is a description of additional significant risks facing property/casualty insurers and how the CSC Group mitigates those risks:

          Inadequate Pricing Risk is the risk that the premium charged for insurance and insurance related products is insufficient to cover the costs associated with the distribution of such products which include: claim and loss costs, loss adjustment expense, acquisition expense, and other corporate expenses. The CSC group utilizes a variety of actuarial and/or other qualitative methods to set such levels.

          Adverse Loss Development and IBNR Risk is the risk inherent in the handling and settling of claims whose ultimate costs, which include loss costs, loss adjustment expenses, and other related expenses, are unknown at the time the claim is presented. An associated risk relates to claims which have been incurred, but for which the company has no knowledge. The CSC Group makes judgments as to the

                    CENTURY SURETY COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     ultimate costs of presented claims and makes provision for their future payment by establishing reserves for existing claims (case reserves) and for incurred but not reported claims (IBNR); however, there can be no assurance that the amounts reserved will be adequate to ultimately make all required payments.

          Legal/Regulatory Risk is the risk that changes in the legal or regulatory environment in which an insurer operates will occur and create additional loss costs or expenses not anticipated by the insurer in pricing its products. That is, regulatory initiatives designed to reduce insurer profits or new legal theories may create costs for the insurer beyond those recorded in the financial statements. The CSC Group is exposed to this risk by writing approximately 40% of its business in Ohio and surrounding states, thus increasing its exposure to a particular region. This risk is reduced by underwriting and loss adjusting practices that identify and minimize the adverse impact of this risk.

          Credit Risk is the risk that issuers of securities and mortgagors of the mortgages owned by the CSC Group will default, or other parties, including reinsurers that owe the CSC Group money will not pay. The CSC Group minimize this risk by adhering to a conservative investment strategy, by maintaining sound reinsurance and credit and collection policies, and by providing for any amounts deemed uncollectible.

          Interest Rate Risk is the risk that interest rates will change and cause a decrease in the value of an insurer's investments. The CSC Group mitigates this risk by attempting to match the maturity schedule of its assets with the expected payouts of its liabilities. To the extent that liabilities come due more quickly than assets mature, an insurer would have to sell assets prior to maturity and recognize a gain or loss. Management believes that the CSC Group's positive cash flow from investment income and operations will enable the CSC Group to operate without having to recognize significant losses from the sale of investments that have an unrealized holding loss as of December 31, 1995.

  (c) Basis of Presentation

     The consolidated financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP"). Purchase accounting adjustments and subsequent amortization of such adjustments (reflecting the basis in acquired companies and earnings since acquisition) have been recorded in the accompanying consolidated financial statements. GAAP differs from statutory accounting practices used by insurance companies in reporting to state regulatory authorities.

     In preparing the consolidated financial statements, management is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ significantly from those estimates.

     Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of losses and loss expenses payable and the recoverability of deferred policy acquisition costs. In connection with the determination of losses and loss expenses payable, management uses the methodology discussed in note 1(h) to estimate the liability. In evaluating the recoverability of deferred policy acquisition costs, management uses the methodology discussed in note 1(f).

     Management believes that the recorded liability for losses and loss expenses is adequate. While management uses available information to estimate losses and loss expenses payable, future changes to the liability may be necessary based on claims experience and changing claims frequency and severity conditions. Management also believes that deferred policy acquisition costs are recoverable; however, future costs that are associated with the business in the unearned premium liability could exceed management's estimates, causing the recorded asset to be unrecoverable in whole or in part.

                    CENTURY SURETY COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  (d) Investments

     The CSC Group account for their investment securities in accordance with Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS No. 115"). Fixed maturity securities that the CSC Group have the positive intent and ability to hold to maturity are classified as held-to-maturity and are stated at amortized cost; other fixed maturity securities and all equity securities are classified as available-for-sale and are stated at fair value, with the unrealized gains and losses, net of deferred income tax, reported as a separate component of shareholder's equity. The CSC Group has no investment securities classified as trading. Pursuant to a Financial Accounting Standards Board ("FASB") Special Report, A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities, the CSC Group reassessed the classification of all its investment securities. Effective December 20, 1995, the CSC Group reclassified some of its held-to-maturity securities to available-for-sale (see note 2). The CSC Group adopted SFAS No. 115 as of January 1, 1994, with no effect on net income and an increase to shareholder's equity of $36,215.

     Mortgage loans on real estate are stated at the unpaid principal balance of such loans. Other investments consist primarily of investments in joint ventures and are recorded using the equity method. Short-term investments have original maturities less than one year and are carried at cost which approximates market.

     Realized gains and losses on the sale of investments are determined on the basis of specific security identification and also includes other than temporary declines. Interest income is recognized on the accrual basis and dividend income is recognized on the ex-dividend date.

  (e) Premium Balances Receivable

     Premium balances receivable include amounts due relating to assumed reinsurance and are stated net of certain commission payable amounts.

  (f) Deferred Policy Acquisition Costs

     Acquisition costs, consisting of commissions, premium taxes and certain underwriting expenses that vary with and are primarily related to the production of business are deferred and amortized ratably over the policy term. The method followed in computing deferred policy acquisition costs limits the amount of such deferred costs to their estimated realizable value. In determining estimated realizable value, the computation gives effect to the premium to be earned, losses and loss expenses to be incurred, and certain other costs expected to be incurred as premium is earned. Deferred policy acquisition costs amortized to expense during the year was $6,612,518, $5,268,596 and $4,996,403 in 1995, 1994 and 1993, respectively.

  (g) Furniture and Equipment

     Furniture and equipment are recorded at cost, net of accumulated depreciation. The CSC Group uses an accelerated method of depreciation using the estimated useful lives of the assets.

  (h) Losses and Loss Expenses Payable

     The liability for losses is provided based upon: (1) case basis estimates for losses reported in respect to direct business; (2) estimates of unreported losses based on estimated loss experience; (3) estimates received and supplemental amounts provided relating to assumed reinsurance; and (4) deduction for estimated salvage and subrogation recoverable.

     The liability for loss expenses is established by estimating future expenses to be incurred in settlement of the claims provided for in the liability for losses.

                    CENTURY SURETY COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The liability for losses and loss expenses is not discounted.

  (i) Premium Recognition

     Premiums are recognized as revenue in proportion to the insurance coverage provided, which is generally ratable over the terms of the policies. Unearned premiums are generally computed on the daily pro rata basis and include amounts relating to assumed reinsurance.

  (j) Reinsurance Ceded

     Reinsurance balances are accounted for and reported in the accompanying consolidated financial statements in accordance with SFAS No. 113, Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts. Reinsurance receivables and prepaid reinsurance premiums are accounted for and reported separately as assets, net of valuation allowance, rather than being deducted from the liability for losses and loss expenses payable and unearned premiums. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability. Contracts not resulting in the reasonable possibility that the reinsurer may realize a significant loss from the insurance risk assumed generally do not meet the conditions for reinsurance accounting and are to be accounted for as deposits.

     Reinsurance premiums ceded and reinsurance recoveries on claims incurred are deducted from the respective revenue and expense accounts.

  (k) Federal Income Taxes

     CSC and its subsidiaries are members of a consolidated federal income tax return filed with Alliance and other affiliates. Pursuant to written agreements, CSC pays to or recovers from the parent the amount of federal income tax calculated primarily on a separate return basis for itself and its wholly owned subsidiaries. See note 7(a).

     The CSC Group utilizes the asset and liability method of accounting for income tax. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

  (l) Negative Goodwill

     CSC was acquired by Alliance in July 1988 for $3.8 million. The fair value of CSC's net assets in excess of the purchase price was recorded as negative goodwill upon acquisition. During 1992, based on the ongoing favorable evaluation of pre-1988 accident year loss development, which was the basis for establishing negative goodwill as a result of the acquisition of CSC by Alliance in 1988, CSC began amortizing negative goodwill over five years. Previously, it was amortized over seven years. The balance of negative goodwill was fully amortized in 1993.

  (m) Statements of Cash Flows

     For purposes of the consolidated statements of cash flows, cash includes only funds on deposit.

  (n) Reclassifications

     Certain 1994 and 1993 amounts have been reclassified in the accompanying consolidated financial statements to conform to 1995 presentation.

                    CENTURY SURETY COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2. INVESTMENTS

     The amortized cost and estimated fair value of fixed maturities held to maturity at December 31, 1995 were as follows:

                                                          GROSS        GROSS
                                          AMORTIZED      UNREALIZED   UNREALIZED    ESTIMATED
                                            COST          GAINS        LOSSES      FAIR VALUE
                                         -----------     --------     --------     -----------
    U.S. Treasury securities and
      obligations of U.S. government
      corporations and agencies.......   $ 6,158,571     $ 81,613     $ (9,220)    $ 6,230,964
    Obligations of states and
      political subdivisions..........            --           --           --              --
    Corporate securities..............     8,654,067       27,177      (61,971)      8,619,273
    Mortgage-backed securities........       495,767       18,374           --         514,141
                                         -----------     --------     --------     -----------
              Totals..................   $15,308,405     $127,164     $(71,191)    $15,364,378
                                         ===========     ========     ========     ===========

     The amortized cost and estimated fair value of securities available for sale at December 31, 1995 were as follows:

                                                         GROSS          GROSS
                                        AMORTIZED      UNREALIZED     UNREALIZED     ESTIMATED
                                          COST           GAINS         LOSSES       FAIR VALUE
                                       -----------     ----------     ---------     -----------
    Fixed Maturities:
      U.S. Treasury securities and
         obligations of U.S.
         government corporations and
         agencies...................   $ 6,521,211     $  303,462     $  (7,259)    $ 6,817,414
      Obligations of states and
         political subdivisions.....     8,338,751        167,418        (2,622)      8,503,547
      Corporate securities..........    14,990,440        438,598       (14,706)     15,414,332
      Mortgage-backed securities....     2,243,832        174,071            --       2,417,903
                                       -----------     ----------     ---------     -----------
                                        32,094,234      1,083,549       (24,587)     33,153,196
    Equity securities...............     1,999,419      3,588,843      (162,449)      5,425,813
                                       -----------     ----------     ---------     -----------
                                       $34,093,653     $4,672,392     $(187,036)    $38,579,009
                                       ===========     ==========     =========     ===========

     As discussed in note 1, on December 20, 1995, the CSC Group reclassified a portion of their held-to-maturity securities to available-for-sale. The amortized cost and estimated fair value of the securities reclassified were $5,732,555 and $5,896,586, respectively, as of the date of reclassification.

                    CENTURY SURETY COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The amortized cost and estimated fair value of fixed maturities held to maturity at December 31, 1994 were as follows:

                                                        GROSS           GROSS
                                       AMORTIZED      UNREALIZED     UNREALIZED       ESTIMATED
                                         COST           GAINS          LOSSES        FAIR VALUE
                                      -----------     ----------     -----------     -----------
    U.S. Treasury securities and
      obligations of U.S. government
      corporations and agencies.....  $ 7,224,706       $  102       $  (529,219)    $ 6,695,589
    Obligations of states and
      political subdivisions........      428,042        1,563           (18,870)        410,735
    Corporate securities............   11,331,932           67          (968,126)     10,363,873
    Mortgage-backed securities......    1,144,673          378           (32,454)      1,112,597
                                      -----------       ------       -----------     -----------
              Totals................  $20,129,353       $2,110       $(1,548,669)    $18,582,794
                                      ===========       ======       ===========     ===========

     The amortized cost and estimated fair value of securities available for sale at December 31, 1994 were as follows:

                                                        GROSS           GROSS
                                       AMORTIZED      UNREALIZED     UNREALIZED       ESTIMATED
                                         COST           GAINS          LOSSES        FAIR VALUE
                                      -----------     ----------     -----------     -----------
    Fixed maturities:
      U.S. Treasury securities and
         obligations of U.S.
         government corporations and
         agencies...................  $ 5,130,375      $      --     $  (301,201)    $ 4,829,174
      Obligations of states and
         political subdivisions.....   11,832,402             --        (613,214)     11,219,188
      Corporate securities..........    4,513,507         65,917        (245,972)      4,333,452
      Mortgage-backed securities....    4,496,953        175,794        (169,770)      4,502,977
                                      -----------       --------     -----------     -----------
                                       25,973,237        241,711      (1,330,157)     24,884,791
    Equity securities...............    1,920,745         71,248        (227,472)      1,764,521
                                      -----------       --------     -----------     -----------
                                      $27,893,982      $ 312,959     $(1,557,629)    $26,649,312
                                      ===========       ========     ===========     ===========

     Expected maturities will differ from contractual maturities because the issuers may have the right to call or prepay obligations with or without call or prepayment penalties. The amortized cost and estimated fair value of fixed maturities held to maturity at December 31, 1995, by contractual maturity, are as follows:

                                                                                 ESTIMATED
                                                                 AMORTIZED         FAIR
                                                                   COST            VALUE
                                                                -----------     -----------
    Due in one year or less...................................  $   998,570     $   992,660
    Due after one year through five years.....................   13,381,257      13,401,253
    Due after five years through ten years....................      356,904         362,023
    Due after ten years.......................................       75,907          94,301
                                                                -----------     -----------
                                                                 14,812,638      14,850,237
    Mortgage-backed securities................................      495,767         514,141
                                                                -----------     -----------
                                                                $15,308,405     $15,364,378
                                                                ===========     ===========

                    CENTURY SURETY COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The amortized cost and estimated fair value of fixed maturities available for sale at December 31, 1995, by contractual maturity, are as follows:

                                                                 AMORTIZED       ESTIMATED
                                                                   COST         FAIR VALUE
                                                                -----------     -----------
    Due in one year or less...................................  $   594,403     $   600,126
    Due after one year through five years.....................   20,419,624      20,859,785
    Due after five years through ten years....................    8,737,162       9,152,241
    Due after ten years.......................................       99,213         123,141
                                                                -----------     -----------
                                                                 29,850,402      30,735,293
    Mortgage-backed securities................................    2,243,832       2,417,903
                                                                -----------     -----------
                                                                $32,094,234     $33,153,196
                                                                ===========     ===========

     Net investment income was comprised of the following for the years ended December 31:

                                                        1995           1994           1993
                                                     ----------     ----------     ----------
    Interest.......................................  $3,454,757     $2,588,580     $1,415,610
    Dividends......................................      96,457         95,753         59,005
                                                     ----------     ----------     ----------
              Total investment income..............   3,551,214      2,684,333      1,474,615
    Less investment expenses.......................     210,258        206,905         97,699
                                                     ----------     ----------     ----------
              Net investment income................  $3,340,956     $2,477,428     $1,376,916
                                                     ==========     ==========     ==========

     Realized gains and losses on investments are as follows for the years ended December 31:

                                                             1995        1994        1993
                                                           --------    --------    --------
    Realized gains:
      Fixed maturities:
         Held to maturity................................  $     --    $     --    $ 24,926
         Available for sale..............................   114,227          --          --
      Equity securities..................................     8,676     145,815     144,556
      Other..............................................    72,989          --          --
                                                           --------    --------    --------
              Total realized gains.......................   195,892     145,815     169,482
                                                           --------    --------    --------
    Realized losses:
      Fixed maturities:
         Held to maturity................................        --          --          --
         Available for sale..............................    27,037      42,166          --
      Equity securities..................................     2,569      23,694     260,654
      Other..............................................        --          --         278
                                                           --------    --------    --------
              Total realized losses......................    29,606      65,860     260,932
                                                           --------    --------    --------
              Net realized gains (losses) on
                investments..............................  $166,286    $ 79,955    $(91,450)
                                                           ========    ========    ========

                    CENTURY SURETY COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The change in net unrealized appreciation (depreciation) of investments is summarized as follows:

                                                          1995          1994          1993
                                                       ----------    -----------    --------
    Available for sale:
      Fixed maturities...............................  $1,788,673    $(1,088,446)   $     --
      Equity securities..............................   3,582,618        (76,085)    (63,201)
                                                        ---------    -----------    --------
                                                       $5,371,291    $(1,164,531)   $(63,201)
                                                       ==========    ===========    ========
    Held to maturity -- fixed maturities.............  $1,602,532    $(1,808,104)   $ 44,555
                                                       ==========    ===========    ========

     The components of unrealized appreciation (depreciation) on securities available for sale, net, were as follows at December 31:

                                                         1995           1994          1993
                                                      -----------    -----------    --------
    Gross unrealized appreciation (depreciation)....  $ 4,485,356    $(1,208,641)   $(80,139)
    Deferred federal income tax.....................   (1,219,806)            --          --
                                                      -----------    -----------    --------
      Net unrealized appreciation (depreciation)....  $ 3,265,550    $(1,208,641)   $(80,139)
                                                      ===========    ===========    ========

     Fixed maturities held to maturity and certificates of deposit with a carrying value of approximately $8,909,000 and $8,068,000 at December 31, 1995 and 1994, respectively, were on deposit with regulatory authorities as required by law.

     Approximately $21,173 and $60,282 of fixed maturities and short-term investments at December 31, 1995 and 1994, respectively, were held in trust accounts under provisions of various reinsurance contracts.

     At December 31, 1995 and 1994, all mortgage loans were secured by properties in the states of California, Michigan and Ohio.

3. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the CSC Group in estimating its fair value disclosures for financial instruments:

          Cash, short-term investments, premium balances receivable, reinsurance receivables, reinsurance balances payable and collateral held: The carrying amounts reported in the consolidated balance sheets for these instruments approximate their fair value.

          Investment securities: Fair values for investments in fixed maturities are based on quoted market prices, where available. For fixed maturities not actively traded, fair values are estimated using values obtained from independent pricing services. The fair values for equity securities are based on quoted market prices. Fair values for fixed maturities available for sale and equity securities are recognized in the consolidated balance sheets.

          Mortgage loans: The carrying amounts reported in the consolidated balance sheets are the aggregate unpaid balance of the loans and approximate their fair value.

     See note 2 for additional disclosure of fair value of investment securities.

                    CENTURY SURETY COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4. LIABILITY FOR UNPAID LOSSES AND LOSS EXPENSES

     Activity in the liability for unpaid losses and loss expenses is summarized as follows (in thousands):

                                                             1995        1994        1993
                                                            -------     -------     -------
    Balance at January 1..................................  $34,661     $29,528     $18,908
      Less reinsurance recoverables.......................    9,383       8,505       4,801
                                                            -------     -------     -------
    Net balance at January 1..............................   25,278      21,023      14,107
                                                            -------     -------     -------
    Incurred related to:
      Current year........................................   17,297      14,753      10,060
      Prior years.........................................   (2,180)     (2,259)     (1,447)
                                                            -------     -------     -------
              Total incurred..............................   15,117      12,494       8,613
                                                            -------     -------     -------
    Paid related to:
      Current year........................................    5,963       4,269       2,823
      Prior years.........................................    6,344       3,970       3,054
                                                            -------     -------     -------
              Total paid..................................   12,307       8,239       5,877
                                                            -------     -------     -------
    Reserves assumed through purchase of Evergreen (notes
      7 and 9)............................................       --          --       4,180
                                                            -------     -------     -------
    Net balance at December 31............................   28,088      25,278      21,023
      Plus reinsurance recoverables.......................    8,914       9,383       8,505
                                                            -------     -------     -------
    Balance at December 31................................  $37,002     $34,661     $29,528
                                                            =======     =======     =======

     The CSC Group has experienced lower-than-anticipated ultimate losses on prior years due primarily to a reduction in claims severity from that assumed in establishing the liability for losses and loss expenses payable. The CSC Group's environmental exposure relates primarily to its coverage of remediation related risks (i.e., those firms correcting environmental problems as opposed to those entities causing such damage); thus, management believes the CSC Group's exposure to historic pollution situations is minimal.

5. REINSURANCE

     In the ordinary course of business, the CSC Group assumes and cedes reinsurance with other insurers and reinsurers. These arrangements provide the CSC Group with a greater diversification of business and generally limit the maximum net loss potential on large risks. Excess of loss reinsurance contracts in effect at December 31, 1995, generally protect against individual property and casualty losses over $200,000 and contract surety and miscellaneous bond losses over $300,000. In addition to the excess of loss contract in effect for contract surety business, a 50% quota share contract on the first $300,000 in losses is in effect. Asbestos abatement, lead abatement, and environmental consultants professional liability and remedial action contractors business is 75% ceded on a quota share basis to reinsurers. Catastrophe coverage is also maintained.

                    CENTURY SURETY COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The impact of reinsurance on the accompanying consolidated statements of income is as follows (in thousands):

                                                     1995          1994          1993
                                                   --------      --------      --------
        Written premiums:
          Direct.................................  $ 36,278      $ 37,127      $ 29,817
          Assumed................................     1,417           742           175
          Ceded..................................   (11,018)      (10,650)       (8,819)
                                                   --------      --------      --------
                  Net............................  $ 26,677      $ 27,219      $ 21,173
                                                   ========      ========      ========
        Earned premiums:
          Direct.................................  $ 35,750      $ 34,255      $ 25,019
          Assumed................................     1,754           416           184
          Ceded..................................   (10,543)      (11,303)       (7,830)
                                                   --------      --------      --------
                  Net............................  $ 26,961      $ 23,368      $ 17,373
                                                   ========      ========      ========
        Losses and loss expenses incurred:
          Direct.................................  $ 15,959      $ 15,088        11,932
          Assumed................................        --           (65)           62
          Ceded..................................      (842)       (2,529)       (3,381)
                                                   --------      --------      --------
                  Net............................  $ 15,117      $ 12,494      $  8,613
                                                   ========      ========      ========

     In the accompanying consolidated balance sheets, ceded premium balances receivable are recorded as reinsurance balances payable, ceded losses and loss expenses payable are recorded as reinsurance receivables and ceded unearned premiums are recorded as prepaid reinsurance premiums.

     Reinsurance receivables were comprised of the following as of December 31:

                                                              1995             1994
                                                           -----------      -----------
        Receivables on unpaid losses and loss expenses...  $ 8,914,440      $ 9,383,119
        Receivables on ceding commissions and other......    2,892,344        1,026,471
        Receivables on paid losses and loss expenses.....      840,176          478,067
                                                           -----------      -----------
                                                           $12,646,960      $10,887,657
                                                           ===========      ===========

     The CSC Group evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities, or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The CSC Group establishes a valuation allowance as reinsurance receivables are deemed uncollectible. During 1995, the majority of ceded amounts were ceded to Reliance Insurance Company, Republic Western Insurance Company ("Republic Western") and Transatlantic Insurance Company, all of which are rated A- or better by A.M. Best.

6. FEDERAL INCOME TAXES

     The CSC Group adopted SFAS No. 109 as of January 1, 1993. The cumulative effect of this change in accounting for federal income taxes as of January 1, 1993 was not material to the 1993 consolidated statement of income.

                    CENTURY SURETY COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The federal income tax expense is different from the amount computed by applying the normal tax rate of 34% to income before federal income taxes as follows:

                                                    1995           1994           1993
                                                 ----------     ----------     ----------
        Expected tax...........................  $1,557,654     $1,382,282     $1,143,203
        Increase (decrease) in income taxes
          resulting from:
          Tax exempt interest and dividends
             received deduction................    (106,197)      (122,921)       (30,891)
          Nontaxable income on American
             Sentinel transaction..............          --       (274,484)            --
          Amortization of negative goodwill....          --             --        (74,526)
          Other, net...........................    (137,054)        93,391        106,364
                                                 ----------     ----------     ----------
                                                 $1,314,403     $1,078,268     $1,144,150
                                                 ==========     ==========     ==========

     Several provisions of the Internal Revenue Code affect only property and casualty insurers. The major provisions are discounting of losses and loss expenses payable and a reduction in the allowable deduction for unearned premiums.

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1995 and 1994 are presented below:

                                                              1995             1994
                                                           -----------      -----------
        Deferred tax assets:
          Unearned premiums not deductible..............   $ 1,063,278      $   855,933
          Losses and loss expenses payable
             discounting................................     1,957,482        1,477,385
          Unrealized depreciation on investments........            --          410,938
          Deferred compensation.........................        96,244           87,075
          Other deferred tax assets.....................        46,830           33,231
                                                           -----------      -----------
                  Gross deferred tax assets.............     3,163,834        2,864,562
          Less valuation allowance......................      (733,441)        (902,124)
                                                           -----------      -----------
                  Deferred tax assets...................     2,430,393        1,962,438
                                                           -----------      -----------
        Deferred tax liabilities:
          Deferred policy acquisition costs.............    (1,165,367)      (1,235,566)
          Unrealized appreciation on investments........    (1,219,806)              --
          Ceding commissions receivable.................            --         (206,060)
          Salvage and subrogation recoverable...........       (98,557)         (53,132)
                                                           -----------      -----------
                  Gross deferred tax liabilities........    (2,483,730)      (1,494,758)
                                                           -----------      -----------
                  Net deferred tax (liability) asset....   $   (53,337)     $   467,680
                                                           ===========      ===========

     The CSC Group determines a valuation allowance based on their analysis of amounts available in the statutory carryback period and consideration of future deductible amounts. The valuation allowance for deferred tax assets as of January 1, 1994 was $467,549. The net change in the total valuation allowance for the years ended December 31, 1995 and 1994 was a decrease of $168,683 and an increase of $434,575, respectively. Although the CSC Group has had a taxable income over the last several years, significant income in some instances has been attributable to non-recurring transactions and thus there is no assurance that the CSC Group will remain profitable in future years. Therefore, the CSC Group maintains a policy of

                    CENTURY SURETY COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

recognizing deferred tax assets recoverable in the carryback period and does not consider future income. Management believes it is more likely than not that as of December 31, 1995, future deductible amounts in excess of the valuation allowance can be offset by recovery of federal income taxes paid within the statutory carryback period.

7. TRANSACTIONS WITH AFFILIATED COMPANIES

  (a) Alliance

     CSC received a tax benefit of $595,000 and $340,000 in 1995 and 1994, respectively, from a tax allocation agreement with Alliance for dividends paid to Alliance. The resultant reduction in CSC's tax payable is recorded as additional paid-in capital in the accompanying consolidated financial statements.

     In December 1994, CSC received a noncash capital contribution of $3,167,000 from Alliance in connection with the American Sentinel Insurance Company ("American Sentinel") transaction. See notes 9 and 10.

     In 1994, Alliance contributed to CSC a $300,000 participation in a mortgage loan to an affiliate.

     As discussed in note 9, CSC acquired all of the outstanding shares of Evergreen on December 31, 1993, the majority of which was through a capital contribution from Alliance. Evergreen was formerly known as Summit Fidelity and Surety Company. Evergreen is an Ohio domiciled property and casualty insurance company.

     CSC has issued six $500,000 bonds covering certain loans obtained by My Lawyer Plan, Inc., an unrelated party, from the Detroit Fireman and Policeman's Pension Fund maturing from 1996 and 2002. Collateral for these bonds includes the personal indemnification of an indirect shareholder of Alliance.

  (b) Commercial Surety Agency, Incorporated ("CSU")

     CSU does business under the tradename Century Surety Underwriters. CSC paid CSU $1,815,229, $2,606,719 and $1,854,000 in commission through an agency agreement in 1995, 1994 and 1993, respectively. That agreement generally provides CSU a provisional commission of 42%, with certain potential profit commissions as defined in the agreement. CSU is a wholly owned subsidiary of Alliance.

     At December 31, 1995 and 1994, CSC had outstanding premium balances receivable from CSU of $613,402 and $496,341, respectively.

     Effective April 1, 1994, Evergreen entered into an underwriting service agreement with CSU, through which CSU is authorized to act on behalf of Evergreen in performing various financial underwriting services. Evergreen paid CSU $600,000 and $337,500 in fees under this agreement in 1995 and 1994, respectively.

  (c) COP, Incorporated ("COP")

     COP handles the majority of surety claims and provides certain underwriting services. An officer of COP serves as a director and officer of CSC.

     CSC is charged by COP on a claim services performed basis. CSC paid COP $180,839, $171,886 and $121,892 in fees during 1995, 1994 and 1993, respectively.

  (d) Mortgage Loans

     Loans secured by a first mortgage on real estate with interest rates ranging from 9% to 10% aggregating $1,616,000 were outstanding to related and affiliated parties at December 31, 1995 and 1994. The mortgage

                    CENTURY SURETY COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

loans are structured as interest only paid quarterly until May 1 and June 30, 1997 at which time the principal balance will be paid in full.

  (e) Environmental and Commercial Insurance Agency, Inc. ("ECI")

     CSC paid ECI $942,150, $1,337,267 and $1,127,140 in commission through an agency agreement in 1995, 1994 and 1993, respectively. That agreement provides ECI a provisional commission of 21% to 22%, with certain potential profit commissions as defined in the agreement. ECI is owned by immediate family members of certain directors and an officer of CSC.

     At December 31, 1995 and 1994, CSC had outstanding premium balances receivable from ECI in the amount of $441,231 and $559,477, respectively.

8. STATUTORY SHAREHOLDER'S EQUITY AND DIVIDEND RESTRICTION

     Ohio law limits the payment of dividends to the parent. The maximum dividend that may be paid without prior approval of the Director of Insurance is limited to the greater of the statutory net income of the preceding calendar year or 10% of total statutory shareholder's equity as of the prior December 31. As a result, the maximum dividend CSC may pay to Alliance in 1996 without prior approval is approximately $2,200,000.

     Dividends paid in 1995, 1994 and 1993 totaled $5,350,000 ($26,750 per share), $1,000,000 ($5,000 per share) and $840,000 ($4,200 per share), respectively. CSC obtained the approval of the Ohio Director of Insurance for extraordinary dividends paid in 1995.

     Reconciliations of CSC's statutory net income and capital and surplus, as determined in accordance with statutory accounting principles, to the amounts included in the accompanying consolidated financial statements are as follows:

     The consolidated financial statements have been prepared in accordance with GAAP. Annual statements for CSC and Evergreen, and CHIC, filed with the Ohio Department of Insurance and the Utah Department of Insurance, respectively, are prepared on the basis of accounting practices prescribed or permitted by such regulatory authorities. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners ("NAIC"), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not prescribed.

                    CENTURY SURETY COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following reconciles the statutory net income of CSC as reported to regulatory authorities to the net income as shown in the accompanying consolidated financial statements:

                                                        1995           1994           1993
                                                     ----------     ----------     ----------
    Statutory net income...........................  $3,681,236     $1,804,052     $1,230,102
    Adjustments to restate to the basis of GAAP:
      Statutory net income of subsidiaries.........     445,627       (881,070)        (4,381)
      Increase (decrease) in deferred policy
         acquisition costs.........................    (298,060)     1,319,776        728,628
      Deferred federal income tax (expense)
         benefit...................................     698,789        (55,621)        90,333
      Income on American Sentinel transaction......          --        807,306             --
      Amortization of negative goodwill............          --             --        219,194
      Current federal income tax expense...........    (595,000)      (350,000)      (285,600)
      Ceding commissions receivable................    (606,060)       212,121        325,757
      Other, net...................................     (59,601)       130,702        (85,820)
                                                     ----------     ----------     ----------
    Net income per accompanying consolidated
      statements of income.........................  $3,266,931     $2,987,266     $2,218,213
                                                     ==========     ==========     ==========

     The following reconciles the statutory capital shares and surplus of CSC as reported to regulatory authorities to the shareholder's equity as shown in the accompanying consolidated financial statements:

                                                     1995            1994            1993
                                                  -----------     -----------     -----------
    Statutory capital and surplus...............  $22,033,530     $20,122,740     $15,398,670
    Add (deduct) cumulative effect of
      adjustments:
      Deferred policy acquisition costs.........    3,427,551       3,725,611       2,405,835
      Deferred federal income tax...............      (53,337)        467,680         523,301
      Difference between amortized cost and fair
         value of fixed maturity securities
         available-for-sale, gross..............    1,058,962      (1,088,446)        (80,139)
      Ceding commissions receivable.............           --         400,000         260,000
      Nonadmitted assets........................      431,158         345,121         239,363
      Other, net................................     (154,110)       (215,074)        344,838
                                                  -----------     -----------     -----------
    Shareholder's equity per accompanying
      consolidated financial statements.........  $26,743,754     $23,757,632     $19,091,868
                                                  ===========     ===========     ===========

9. SUPPLEMENTAL CASH FLOW DISCLOSURES

     On December 9, 1994, Evergreen, along with Alliance, entered into a transaction with Sentinel Holdings, Inc. ("SHI") (a wholly owned subsidiary of Pace American Group, Inc. ["Pace"]), American Sentinel (a wholly owned subsidiary of SHI) and Republic Western, all unrelated parties. The result of this transaction was the sale of all of American Sentinel's insurance operations to Republic Western, settlement of Pace debt collateralized by American Sentinel common stock, and Evergreen obtaining an agreed-upon amount of net assets of American Sentinel. Evergreen recognized income of $807,306 related to their participation in the transaction in the 1994 consolidated statement of income.

     In conjunction with the American Sentinel transaction, Evergreen participated in structuring the agreements and received fair value net assets of American Sentinel totaling $6,091,306, comprised of highly liquid assets of $6,227,201 and nonpolicy liabilities (not assumed by Republic Western) of $185,895.

                    CENTURY SURETY COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Additionally, Evergreen paid $5,284,000, primarily in settlement of Pace debt collateralized by American Sentinel common stock, comprised of cash payments of $1,550,000, Pace common stock previously owned by Evergreen of $500,000, and debt incurred by Alliance of $3,167,000, plus $67,000 of acquisition costs. The debt incurred by Alliance was recorded as a noncash capital contribution to Evergreen in 1994 and was satisfied by Alliance as of December 31, 1995. As of December 31, 1994, American Sentinel no longer exists as a separate corporate entity. As discussed further in note 10, neither Evergreen nor other members of the Alliance Companies have any future obligations with respect to the American Sentinel insurance operations under the terms of the American Sentinel transaction agreements.

     On December 31, 1993, CSC acquired all of the outstanding shares of Evergreen (see notes 1[b] and 7[a]) for a cash payment of $1,515,060 ($1,610,000, net of $94,940 acquired from Evergreen). As part of this transaction, CSC also received a noncash capital contribution from Alliance in 1993 of $3,859,836 as a result of Alliance's acquiring, in connection with CSC's acquisition of Evergreen, certain Hampton Court Holdings, Inc. (Evergreen's former parent) debt for which Evergreen shares had been pledged as collateral. However, CSC and its subsidiaries are not a party to that debt or obligated to service that debt, nor is the common stock of CSC or any of its subsidiaries pledged as collateral for that debt.

10. COMMITMENTS AND CONTINGENCIES

     In 1993, CSC entered into various agreements to lease office space from unrelated parties. The minimum future rental payments under these leases at December 31, 1995 were as follows:

                1996..............................................  $264,398
                1997..............................................   264,398
                1998..............................................   220,330
                                                                    --------
                                                                    $749,126
                                                                    ========

     United States Warranty Corporation ("USWC"), CHIC's former parent, enters into agreements with various automobile and recreational vehicle dealers ("Dealers") whereby USWC agrees to administer the service contract agreements issued by the Dealers to consumers. Prior to October 9, 1994, CHIC was contingently liable should the Dealers and USWC become unable to meet their obligations to the consumers under the service agreements. During 1994, Evergreen replaced CHIC as the contingently liable party for Dealer service contract agreements issued on or prior to October 9, 1994. The CSC Group's management has estimated the Dealers' liability to range from $310,000 to $510,000 at December 31, 1995. In the opinion of the CSC Group's management, the effect to the CSC Group, if any, of ultimate settlement of such Dealers' service contract agreements are not expected to be material to the CSC Group's consolidated results of operations or financial position.

     Various companies of the CSC Group are defendants in various lawsuits. In the opinion of management, the effects, if any, of such lawsuits are not expected to be material to the CSC Group's consolidated results of operations or financial position.

     The terms of the American Sentinel transaction agreements (see note 9) include a contingent receivable by Evergreen from Republic Western of up to $2.9 million and a contingent note payable by Alliance to SHI, not to exceed $1.45 million. Each of these contingencies relate to the future development of American Sentinel business acquired by Republic Western as part of the transaction agreements and are to be settled in December 1996. The amount of the $2.9 million receivable by Evergreen may be adjusted downward according to the terms of the agreement, primarily in reference to development of losses of the American Sentinel block of business acquired by Republic Western. The contingent note payable is reduced dollar for dollar to the extent that less than $2.9 million is ultimately received by Evergreen from Republic Western. As

                    CENTURY SURETY COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

of December 31, 1995, CSC has not accrued any amounts related to these contingent items in the accompanying consolidated financial statements due to the uncertainty related to the future development of losses of the American Sentinel block of business by Republic Western.

11. RISK-BASED CAPITAL

     In December 1993, the NAIC adopted the property and casualty Risk-Based Capital ("RBC") formula. This model act requires every property and casualty insurer to calculate its total adjusted capital and RBC requirement, and provides for an insurance commissioner to intervene if the insurer experiences financial difficulty. The model act became law in Ohio, Century's and Evergreen's state of domicile, in March 1996, and in Utah, CHIC's state of domicile, in April 1996. The formula includes components for asset risk, liability risk, interest rate exposure and other factors. Based on their December 31, 1995 and 1994 statutory financial statements, CSC, Evergreen and CHIC exceed all required RBC levels.

12. SUBSEQUENT EVENT

     On May 19, 1996 Alliance and Republic Environmental Systems, Inc. ("RESI") signed a binding letter of intent and agreed to the terms of mergers (the "Mergers") pursuant to which Alliance would receive (i) 14,760,000 shares of RESI's common stock, par value $0.01 per share ("RESI Common Stock"), (ii) warrants to acquire an additional 4,200,000 shares of RESI Common Stock at exercise prices ranging from $2.625 to $3.875 per share and exercisable over two to four year periods, and (iii) a promissory note in the principal amount of $4.0 million in consideration for all of the outstanding common stock of Alliance's wholly-owned subsidiaries, CSC and CSU.

                    CENTURY SURETY COMPANY AND SUBSIDIARIES

               SCHEDULE I -- SUMMARY OF INVESTMENTS -- OTHER THAN
                         INVESTMENTS IN RELATED PARTIES
                               DECEMBER 31, 1995

                                                         COLUMN B       COLUMN C        COLUMN D
                                                        ----------     -----------   -------------
                                                                                        AMOUNT AT
                       COLUMN A                                                        WHICH SHOWN
------------------------------------------------------                                   IN THE
                  TYPE OF INVESTMENT                       COST           VALUE       BALANCE SHEET
------------------------------------------------------  -----------    -----------    -------------
Fixed maturities -- held to maturity:
  Bonds:
     U.S. government and government agencies and
       authorities....................................  $ 6,158,571    $ 6,230,964     $  6,158,571
     States, municipalities and political
       subdivisions...................................           --             --               --
     Corporate securities.............................    8,654,067      8,619,273        8,654,067
     Mortgage-backed securities.......................      495,767        514,141          495,767
Fixed maturities -- available for sale:
  Bonds:
     U.S. government and government agencies and
       authorities....................................    6,521,211      6,817,414        6,817,414
     States, municipalities and political
       subdivisions...................................    8,338,751      8,503,547        8,503,547
     Corporate securities.............................   14,990,440     15,414,332       15,414,332
     Mortgage-backed securities.......................    2,243,832      2,417,903        2,417,903
                                                        -----------    -----------      -----------
          Total fixed maturities......................   47,402,639     48,517,574       48,461,601
                                                        -----------    -----------      -----------
Equity securities:
  Common stock:
     Public utilities.................................      322,085        339,812          339,812
     Banks, trust and insurance companies.............      430,036      3,917,827        3,917,827
     Industrial, miscellaneous and all other..........      465,185        375,177          375,177
  Nonredeemable preferred stocks......................      782,113        792,997          792,997
                                                        -----------    -----------      -----------
          Total equity securities.....................    1,999,419      5,425,813        5,425,813
                                                        -----------    -----------      -----------
Mortgage loans on real estate.........................    3,393,205                       3,393,205
Other investments.....................................       90,267                          90,267
Short-term investments................................      843,095                         843,095
                                                        -----------                     -----------
          Total investments...........................  $53,728,625                    $ 58,213,981
                                                        ===========                     ===========

                    CENTURY SURETY COMPANY AND SUBSIDIARIES

                           SCHEDULE IV -- REINSURANCE
                 YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993
                                 (IN THOUSANDS)

          COLUMN A           COLUMN B          COLUMN C                  COLUMN D           COLUMN E    COLUMN F
-------------------------------------   -----------------------   -----------------------   --------   ----------
                                               CEDED TO                ASSUMED FROM                    PERCENTAGE
                                        -----------------------   -----------------------              OF AMOUNT
                              GROUP      OUTSIDE    AFFILIATED     OUTSIDE    AFFILIATED      NET       ASSUMED
                              AMOUNT    COMPANIES  COMPANIES(1)   COMPANIES  COMPANIES(1)    AMOUNT      TO NET
                             --------   ---------  ------------   ---------  ------------   --------   ----------
Year ended December 31, 1995
  Property -- Casualty Earned
    Premiums................. $35,750    $10,543          --       $ 1,754          --      $26,961       6.51%
Year ended December 31, 1994
  Property -- Casualty Earned
    Premiums................. $34,255    $11,303          --       $   416          --      $23,368       1.78%
Year ended December 31, 1993
  Property -- Casualty Earned
    Premiums................. $25,019    $ 7,830          --       $   184          --      $17,373       1.06%

---------------

(1) Information is presented in a consolidated basis, therefore, effects of intercompany pooling are eliminated.

                    CENTURY SURETY COMPANY AND SUBSIDIARIES

               SCHEDULE VI -- SUPPLEMENTAL INFORMATION CONCERNING
                     PROPERTY-CASUALTY INSURANCE OPERATIONS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

 COLUMN A                           COLUMN B       COLUMN C        COLUMN D       COLUMN E       COLUMN F        COLUMN G
----------                         -----------    -----------    -----------     ---------      ---------       ----------
                                    DEFERRED        LOSSES         DISCOUNT,
                                     POLICY        AND LOSS         IF ANY,                                         NET
                                   ACQUISITION     ADJUSTMENT    DEDUCTED IN      UNEARNED        EARNED        INVESTMENT
  SEGMENT                             COST          PAYABLE        COLUMN C       PREMIUMS       PREMIUMS         INCOME
----------                         -----------     ----------    -----------      --------       --------       ----------
Year
  Ended:
  December 31, 1995..............  $3,427,551     $37,001,841        N/A         $15,636,442    $26,961,397     $3,340,956
  December 31, 1994..............  $3,725,611     $34,661,007        N/A         $15,453,487    $23,367,623     $2,477,428
  December 31, 1993..............  $2,405,835     $29,527,805        N/A         $12,166,463    $17,372,598     $1,376,916

                                                COLUMN H                   COLUMN I            COLUMN J          COLUMN K
                                    --------------------------------   -----------------    --------------    --------------
                                            LOSSES AND LOSS
                                           EXPENSES INCURRED
                                               RELATED TO                AMORTIZATION        PAID LOSSES          DIRECT
                                    --------------------------------          OF               AND LOSS          PREMIUMS
                                     CURRENT YEAR       PRIOR YEAR     ACQUISITION COSTS       EXPENSES          WRITTEN
                                    --------------    --------------   -----------------    --------------    --------------
                                    (IN THOUSANDS)    (IN THOUSANDS)                        (IN THOUSANDS)    (IN THOUSANDS)
Year Ended:
  December 31, 1995...............     $ 17,297          $ (2,180)         $6,612,518          $ 12,307          $ 36,278
  December 31, 1994...............     $ 14,753          $ (2,259)         $5,268,596          $  8,239          $ 37,127
  December 31, 1993...............     $ 10,060          $ (1,447)         $4,996,403          $  5,877          $ 29,817

                    CENTURY SURETY COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

                          CONSOLIDATED BALANCE SHEETS
                      JUNE 30, 1996 AND DECEMBER 31, 1995


                                                                          JUNE 30,       DECEMBER 31,
                                                                            1996             1995
                                                                         -----------     ------------
                                                                         (UNAUDITED)
                                                 ASSETS
    Investments:
      Fixed maturities held to maturity, at amortized cost.............  $15,240,015     $15,308,405
      Securities available for sale, at fair value:
      Fixed maturities.................................................   33,422,309      33,153,196
      Equity securities................................................    8,098,330       5,425,813
      Mortgage loans on real estate....................................    2,611,218       3,393,205
      Other investments................................................                       90,267
      Short-term investments, at cost..................................    2,583,733         843,095
                                                                         -----------     -----------
              Total investments........................................   61,955,605      58,213,981
    Cash...............................................................    2,374,076       2,691,746
    Premium balances receivable, net...................................    6,399,504       4,357,298
    Deferred policy acquisition costs..................................    3,954,029       3,427,551
    Reinsurance receivables............................................   10,282,413      12,646,960
    Prepaid reinsurance premiums.......................................    2,833,898       2,881,174
    Accrued investment income..........................................      842,634         870,245
    Furniture and equipment, at cost, net..............................      367,346         329,435
    Other assets.......................................................    1,606,612         579,784
                                                                         -----------     -----------
              Total assets.............................................  $90,616,117     $85,998,174
                                                                         ===========     ===========
                                  LIABILITIES AND SHAREHOLDER'S EQUITY
    Losses and loss expenses payable...................................   39,264,593      37,001,841
    Unearned premiums..................................................   17,248,372      15,636,442
    Reinsurance balances payable.......................................    2,392,312       2,259,400
    Current federal income taxes payable...............................      499,792       1,322,280
    Deferred federal income taxes......................................      406,185          53,337
    Accrued expenses and other liabilities.............................    2,380,042       2,660,005
    Collateral held....................................................      301,133         321,115
                                                                         -----------     -----------
              Total liabilities........................................   62,492,429      59,254,420
                                                                         -----------     -----------
    Shareholder's equity:
      Common stock, $10,000 par value. Authorized 500 shares; issued
         and outstanding 200 shares....................................    2,000,000       2,000,000
      Additional paid-in-capital.......................................   17,590,658      17,293,158
      Net unrealized appreciation of investments.......................    3,888,993       3,265,550
      Retained earnings................................................    4,644,037       4,185,046
                                                                         -----------     -----------
              Total shareholder's equity...............................   28,123,688      26,743,754
                                                                         -----------     -----------
              Total liabilities and shareholder's equity...............  $90,616,117     $85,998,174
                                                                         ===========     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                    CENTURY SURETY COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

                       CONSOLIDATED STATEMENTS OF INCOME
                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                  (UNAUDITED)

                                                                                 1996            1995
                                                                              -----------     -----------
Revenues:
  Premiums earned..........................................................   $13,062,477     $13,290,317
  Net investment income....................................................     1,629,393       1,657,180
  Net realized gains on investments........................................       598,781          32,839
  Income on American Sentinel transaction..................................     1,150,000               0
  Other income.............................................................       171,702         158,899
                                                                               ----------      ----------
          Total revenues...................................................    16,612,353      15,139,235
                                                                               ----------      ----------
Expenses:
  Losses and loss expenses.................................................     8,471,053       7,812,015
  Acquisition expenses.....................................................     2,972,796       3,196,885
  Other expenses...........................................................     3,005,540       3,923,863
                                                                               ----------      ----------
          Total expenses...................................................    14,449,389      14,932,763
                                                                               ----------      ----------
          Income before federal income taxes...............................     2,162,964         206,472
                                                                               ----------      ----------
Federal income tax expense (benefit):
  Current..................................................................       797,292         351,139
  Deferred.................................................................        31,681        (398,912)
                                                                               ----------      ----------
          Total federal income tax expense (benefit).......................       828,973         (47,773)
                                                                               ----------      ----------
          Net income.......................................................   $ 1,333,991     $   254,245
                                                                               ==========      ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                    CENTURY SURETY COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                  (UNAUDITED)

                                                                            1996            1995
                                                                         -----------     -----------
    Cash flows from operating activities:
      Net income.......................................................  $ 1,333,991     $   254,245
                                                                         -----------     -----------
      Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization.................................      189,654         110,367
         Deferred federal income taxes.................................       31,681        (398,912)
         Increase in premium balances receivable.......................   (2,042,206)       (817,415)
         (Increase) decrease in deferred policy acquisition costs......     (526,478)        221,169
         (Increase) decrease in reinsurance receivables................    2,364,547        (846,997)
         (Increase) decrease in prepaid reinsurance premiums...........       47,276        (718,511)
         (Increase) decrease in accrued investment income..............       27,611         (43,070)
         Increase in other assets......................................   (1,026,828)       (243,564)
         Increase in losses and loss expenses payable..................    2,262,752       3,385,192
         Increase in unearned premiums.................................    1,611,930         999,963
         Increase in reinsurance balances payable......................      132,912         435,831
         Decrease in reinsurance payable on paid losses................            0          (1,331)
         Decrease in current federal income taxes payable..............     (822,488)       (546,025)
         Decrease in loss portfolio transfer...........................      (10,832)              0
         Decrease in accrued expenses and other liabilities............     (269,131)       (691,979)
         Decrease in collateral held...................................      (19,982)       (882,640)
                                                                         -----------     -----------
              Net adjustments..........................................    1,950,418         (37,922)
                                                                         -----------     -----------
              Net cash provided by operating activities................    3,284,409         216,323
                                                                         -----------     -----------
    Cash flows from investing activities:
      Purchase of fixed maturities available for sale..................   (8,548,696)     (2,370,603)
      Purchase of equity securities....................................     (959,707)        (17,137)
      Sale of fixed maturities available for sale......................    7,194,881          58,424
      Sale of equity securities........................................      269,910         393,090
      Decrease in mortgage loans on real estate........................      781,987         291,243
      Net decrease in short-term investments...........................   (1,740,638)     (1,167,149)
      Increase (decrease) in limited partnership.......................       90,267         (29,762)
      Acquisition of furniture and equipment, net......................     (112,583)        (87,098)
                                                                         -----------     -----------
              Net cash used in investing activities....................   (3,024,579)     (2,928,992)
                                                                         -----------     -----------
    Cash flows from financing activities:
      Dividends to Parent..............................................     (875,000)       (750,000)
      Capital contributed by Parent....................................      297,500         255,000
                                                                         -----------     -----------
              Net cash used in financing activities....................     (577,500)       (495,000)
                                                                         -----------     -----------
    Net decrease in cash...............................................     (317,670)     (3,207,669)
      Cash at the beginning of period..................................    2,691,746       6,577,481
                                                                         -----------     -----------
      Cash at the end of period........................................  $ 2,374,076     $ 3,369,812
                                                                         ===========     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                    CENTURY SURETY COMPANY AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      JUNE 30, 1996 AND DECEMBER 31, 1995
                                  (UNAUDITED)

1. BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

     The accompanying unaudited consolidated financial statements as of June 30, 1996, include the accounts of Century Surety Company ("CSC") and subsidiaries (the "CSC Group"). All significant intercompany transactions have been eliminated.

     The consolidated financial statements of the CSC Group included herein have been prepared by the management of the CSC Group, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of the management of the CSC Group, the accompanying statements reflect all adjustments necessary to present fairly the financial position, results of operations and cash flows for those periods indicated, and contain adequate disclosure to make the information presented not misleading. Such adjustments are of a normal, recurring nature unless otherwise disclosed in the notes to consolidated financial statements. It is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the CSC Group's latest audited financial statements.

     Results of operations for any three month period are not necessarily indicative of the results of operations for a full year.

2. PROPOSED MERGER AND SUBSEQUENT EVENTS

     On May 19, 1996 Alliance and Republic Environmental Systems, Inc. ("RESI") signed a binding letter of intent and agreed to the terms of mergers (the "Mergers") pursuant to which Alliance would receive (i) 14,760,000 shares of RESI's common stock, par value $0.01 per share ("RESI Common Stock"), (ii) warrants to acquire an additional 4,200,000 shares of RESI Common Stock at exercise prices ranging from $2.625 to $3.875 per share and exercisable over two to four year periods, and (iii) a promissory note in the principal amount of $4.0 million in consideration for all of the outstanding common stock of Alliances' wholly-owned subsidiaries, CSC and CSU.

     During July 1996, the Alliance Companies entered into an agreement to acquire Environmental & Commercial Insurance Agency, Inc.; an agreement with Gulf Insurance Company and Midwest Indemnity Corporation ("Midwest") for the production, underwriting and reinsurance of contract surety and surety bond business primarily to environmental businesses; and an option to purchase assets of Midwest. These transactions are subject to the consummation of the Mergers.

3. INCOME ON AMERICAN SENTINEL TRANSACTION

     In 1994, CSC entered into a transaction concerning the sale of the insurance operations of American Sentinel to Republic Western. Republic Western contracted to pay CSC's subsidiary, Evergreen, an amount in 1996 which was indeterminable at that time and was based upon future loss development. The transaction included a contingent receivable ranging from $0 to $2,900,000 due Evergreen from Republic Western by December 1996. Based upon performance of the insurance operations sold, it was determined that $1,150,000 should be recognized as revenue during the first quarter of 1996. The income is reflected in these statements. The balance of the receivable in the amount of $1,750,000 has not been included in income because it is subject to a reduction in its entirety based on the performance, including loss development of the sold operations, through December 1996.

4. DIVIDEND

     CSC paid a $437,500 dividend to Alliance in the six-month period ended June 30, 1996.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholder
Commercial Surety Agency, Inc.:

     We have audited the accompanying balance sheets of Commercial Surety Agency, Inc. (a wholly owned subsidiary of Alliance Holding Corporation) as of December 31, 1995 and 1994, and the related statements of income, shareholder's equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Commercial Surety Agency, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Cleveland, Ohio
June 7, 1996

                         COMMERCIAL SURETY AGENCY, INC.
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                     ASSETS

                                                                     1995           1994
                                                                  ----------     ----------
    Cash........................................................  $    2,363     $  316,028
    Premiums receivable.........................................     646,757        318,444
    Commissions receivable from affiliates......................     252,266        603,957
    Note receivable-related party (note 2)......................      19,900         19,900
    Other receivables...........................................      45,454         48,429
    Other receivables from affiliates...........................           0         80,223
    Deferred financing costs, net of accumulated amortization of
      $1,170,792 and $1,150,793.................................           0         19,999
    Prepaid expenses............................................      13,605          8,819
    Federal income tax recoverable from Parent (note 2).........     209,464         39,542
                                                                  ----------     ----------
              Total current assets..............................   1,189,809      1,455,341
                                                                  ----------     ----------
    Furniture, equipment and leasehold improvements at cost, net of accumulated depreciation and amortization of $132,555
      and $107,694 (note 3).....................................     178,781        142,288
    Advances to Parent (note 2).................................     156,441        186,035
    Deposits....................................................       1,879          2,587
                                                                  ----------     ----------
              Total assets......................................  $1,526,910     $1,786,251
                                                                  ==========     ==========
                             LIABILITIES AND SHAREHOLDER'S EQUITY
    Current maturities of long-term debt (note 3)...............      35,897        160,186
    Accounts payable............................................       9,981        188,572
    Bonuses payable.............................................     156,000        271,300
    Commissions payable (note 2)................................     139,175        146,391
    Premiums payable to affiliates..............................     788,894        493,928
    Accrued payroll.............................................      11,679         11,927
    Note payable -- related party (note 2)......................           0         12,514
    Funds held (note 4).........................................           0        300,000
                                                                  ----------     ----------
              Total current liabilities.........................   1,141,626      1,584,818
    Long-term debt (note 3).....................................      11,634         29,661
                                                                  ----------     ----------
              Total liabilities.................................   1,153,260      1,614,479
                                                                  ----------     ----------
    Shareholder's equity:
      Common stock, no par value, $5 stated value. Authorized
         750 shares; issued and outstanding 100 shares..........         500            500
      Retained earnings.........................................     373,150        171,272
                                                                  ----------     ----------
              Total shareholder's equity........................     373,650        171,772
                                                                  ----------     ----------
    Commitments and contingencies (note 6)
              Total liabilities and shareholder's equity........  $1,526,910     $1,786,251
                                                                  ==========     ==========

                See accompanying notes to financial statements.

                         COMMERCIAL SURETY AGENCY, INC.
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

                              STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                              1995          1994          1993
                                                           ----------    ----------    ----------
Revenues:
  Commissions (note 2)...................................  $2,000,140    $2,686,106    $2,310,024
  Management fees from affiliate (note 2)................     600,000       337,500             0
  Interest income........................................       1,931         1,063        12,190
                                                           ----------    ----------    ----------
          Total revenues.................................   2,602,071     3,024,669     2,322,214
                                                           ----------    ----------    ----------
Expenses:
  Commissions (note 2)...................................     892,897     1,132,049     1,110,396
                                                           ----------    ----------    ----------
  Operating expenses:
     Salaries............................................     983,332       743,119       562,409
     Amortization........................................      19,999        26,450       127,473
     Depreciation........................................      37,118        26,544        38,818
     General and administrative..........................     216,613       201,432       212,527
     Interest............................................       9,908        22,050        47,111
     Payroll taxes.......................................      69,511        45,752        41,001
     Rent................................................      63,055        49,079        59,422
                                                           ----------    ----------    ----------
                                                            1,399,536     1,114,426     1,088,761
                                                           ----------    ----------    ----------
          Total expenses.................................   2,292,433     2,246,475     2,199,157
                                                           ----------    ----------    ----------
          Income before Federal income tax expense.......     309,638       778,194       123,057
  Federal income tax expense (note 5)....................     107,760       265,952        44,911
                                                           ----------    ----------    ----------
          Net income.....................................  $  201,878    $  512,242    $   78,146
                                                           ==========    ==========    ==========

                See accompanying notes to financial statements.

                         COMMERCIAL SURETY AGENCY, INC.
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

                  STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                                            TOTAL
                                                         COMMON STOCK      RETAINED     SHAREHOLDER'S
                                                       ----------------    EARNINGS        EQUITY
                                                       SHARES    AMOUNT    (DEFICIT)      (DEFICIT)
                                                       ------    ------    ---------    -------------
Balance as of December 31, 1992 (unaudited)..........    100      $500     $(419,116)     $(418,616)
  Net income -- 1993.................................      0         0        78,146         78,146
                                                         ---      ----     ---------      ---------
Balance as of December 31, 1993......................    100       500      (340,970)      (340,470)
  Net income -- 1994.................................      0         0       512,242        512,242
                                                         ---      ----     ---------      ---------
Balance as of December 31, 1994......................    100       500       171,272        171,772
  Net income -- 1995.................................      0         0       201,878        201,878
                                                         ---      ----     ---------      ---------
Balance as of December 31, 1995......................    100      $500     $ 373,150      $ 373,650
                                                         ===      ====     =========      =========

                See accompanying notes to financial statements.

                         COMMERCIAL SURETY AGENCY, INC.
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                              1995         1994         1993
                                                            ---------    ---------    ---------
Cash flows from operating activities:
  Net income..............................................  $ 201,878    $ 512,242    $  78,146
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization........................     57,117       52,994      166,291
     Loss on sale of property and equipment...............      1,404        3,582       15,252
  Changes in operating assets and liabilities:
     (Increase) decrease in premiums receivable...........   (328,313)     167,276       66,881
     (Increase) decrease in commissions receivable........    351,691     (456,916)     (59,330)
     (Increase) decrease in other receivables.............      2,975      (15,301)     (31,006)
     (Increase) decrease in other receivables from
       affiliates.........................................     80,223      (80,223)           0
     Increase in prepaid expenses.........................     (4,786)        (487)      (8,333)
     (Increase) decrease in deposits......................        708         (135)      (1,123)
     Increase (decrease) in accounts payable..............   (178,591)     183,797        1,841
     Increase (decrease) in bonuses payable...............   (115,300)     157,300       71,000
     Increase (decrease) in commissions payable...........     (7,216)      11,839      (89,603)
     Increase (decrease) in premiums payable to
       affiliates.........................................    294,966      (14,258)     (29,138)
     Decrease in accrued payroll..........................       (248)      (2,948)        (585)
     Decrease in funds held...............................   (300,000)           0            0
                                                            ---------    ---------    ---------
          Net cash provided by operating activities.......     56,508      518,762      180,293
                                                            ---------    ---------    ---------
Cash flows from investing activities:
  Proceeds from sale of property and equipment............          0          325          450
  Acquisition of property and equipment...................    (75,015)    (104,994)     (62,657)
                                                            ---------    ---------    ---------
          Net cash used in investing activities...........    (75,015)    (104,669)     (62,207)
                                                            ---------    ---------    ---------
Cash flows from financing activities:
  Proceeds from long-term debt............................          0       15,319            0
  Repayment of long-term debt principal...................   (142,316)    (153,667)    (120,554)
  Advances to Parent......................................   (722,328)    (549,421)    (687,949)
  Repayment of advances...................................    582,000      315,000      811,600
  Repayment of note payable -- related party..............    (12,514)      (7,077)      (6,561)
                                                            ---------    ---------    ---------
          Net cash used in financing activities...........   (295,158)    (379,846)      (3,464)
                                                            ---------    ---------    ---------
          Net increase (decrease) in cash.................   (313,665)      34,247      114,622
Cash -- beginning of year.................................    316,028      281,781      167,159
                                                            ---------    ---------    ---------
Cash -- end of year.......................................  $   2,363    $ 316,028    $ 281,781
                                                            =========    =========    =========
SUPPLEMENTAL DISCLOSURE:
  Interest paid...........................................  $  11,166    $  24,069    $  33,179
                                                            =========    =========    =========
  Federal income taxes paid...............................  $ 277,682    $ 305,494    $  44,911
                                                            =========    =========    =========

                See accompanying notes to financial statements.

                         COMMERCIAL SURETY AGENCY, INC.
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Business

     Commercial Surety Agency, Inc. ("CSU") is a wholly owned subsidiary of Alliance Holding Corporation ("Alliance"). CSU is an insurance agency operating in the Northeastern Ohio area doing business under the tradename Century Surety Underwriters. Substantially all commissions are received from CSU's placement of surety bonds with Century Surety Company ("CSC"), a wholly owned subsidiary of Alliance, and its subsidiaries (collectively, the "CSC Group").

  Basis of Presentation

     The financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP").

  Use of Estimates

     In preparing the financial statements in conformity with GAAP, management is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ significantly from those estimates.

  Commission Revenue and Expense Recognition

     Commission revenue is recognized in full as the CSC Group's surety bonds are placed. CSU also may earn additional commissions dependent upon the profitability of the business CSU places. The profitability commissions are based upon the loss ratios of the bond placements, and are recorded as revenues when notified by the CSC Group, which is approximately 12 months subsequent to the calendar year-end in which the bond was placed.

     Return commissions are recorded when the underlying insurance policy is cancelled.

     Commission expense is recognized in full as the CSC Group's surety bonds are placed, and is paid to the sub-agent when the premiums from the insured are collected. Commissions payable represents commissions due to the sub-agent on premiums that have not been collected.

  Property and Equipment

     Property and equipment are recorded at cost, net of accumulated depreciation and amortization. CSU uses the straight-line and accelerated methods of depreciation and amortization over the estimated useful lives of the assets.

  Management Fees from Affiliate

     CSU recognizes management fees from affiliate income as the services are performed.

  Deferred Financing Costs

     Deferred financing costs represent costs capitalized related to the original financing of CSU that are being amortized over the life of the loan.

                         COMMERCIAL SURETY AGENCY, INC.
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Federal Income Taxes

     CSU files as part of a consolidated Federal income tax return of Alliance and its subsidiaries. Pursuant to written agreements, CSU pays to or recovers from Alliance the amount of Federal income tax calculated primarily on a separate basis for itself.

     CSU utilizes the asset and liability method of accounting for income tax. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Differences between the financial reporting and tax bases of assets and liabilities are not significant and no deferred tax assets or liabilities have been recorded.

  Statement of Cash Flows

     For the purpose of the statement of cash flows, cash includes only funds held on deposit with banks.

2. RELATED PARTY TRANSACTIONS

     Advances to Parent and Federal income tax recoverable from Parent represent cash advanced to Alliance for working capital and income tax purposes. CSU has not received any interest on these advances.

     Note receivable -- related party consists of an unsecured demand note receivable from the son of a former shareholder of Alliance bearing interest at 12%.

     Note payable -- related party represents a 7.5% note, payable to a shareholder of Alliance, in monthly installments of $694, including interest. The note was repaid in 1995.

     Commission revenues of $1,815,229, $2,606,719, and $1,854,000 for the years ended December 31, 1995, 1994 and 1993, respectively, were earned from the CSC Group.

     Management fees from affiliate represents fees for performing various financial underwriting services for a wholly-owned subsidiary of the CSC Group. The management fee, in accordance with the terms of a written agreement, was $50,000 per month in 1995, and $37,500 per month beginning April 1, 1994.

                         COMMERCIAL SURETY AGENCY, INC.
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3. LONG-TERM DEBT

     At December 31, 1995 and 1994, long-term debt consisted of the following:

                                                                       1995         1994
                                                                      -------     --------
    7.5% secured notes, payable to Independence Bank, Independence,
      Ohio, in monthly installments of $13,950, including interest, guaranteed by individuals who are shareholders of an
      affiliated company, paid off in 1995.........................   $     0     $162,063
    7.5% unsecured note payable to Independence Bank, Independence,
      Ohio; in monthly installments of $3,068, including interest,
      through October 1996.........................................    26,746            0
    14% - 20% capital leases, payable to AT&T in monthly
      installments of $1,007, including interest, through January
      1998; secured by telephone equipment.........................    20,785       27,784
                                                                      --------    ---------
                                                                       47,531      189,847
    Less: current portion..........................................   (35,897)    (160,186)
                                                                      --------    ---------
                                                                      $11,634     $ 29,661
                                                                      ========    =========

     Future maturities of long-term debt are as follows:

     YEAR ENDED
    DECEMBER 31,
    ------------
      1996.....................................................................  $35,897
      1997.....................................................................   10,669
      1998.....................................................................      965
                                                                                 -------
                                                                                 $47,531
                                                                                 =======

4. FUNDS HELD

     Funds held represent cash received as collateral for commissions receivable from one customer. The cash was returned to the customer during 1995 as the commissions receivable was settled.

5. FEDERAL INCOME TAXES

     A reconciliation between actual Federal income tax expense and the amount computed at the statutory rate follows:

                                                            1995         1994        1993
                                                          --------     --------     -------
    Amount at statutory rate............................  $105,277     $264,586     $41,839
    Other...............................................     2,483        1,366       3,072
                                                          --------     --------     -------
                                                          $107,760     $265,952     $44,911
                                                          ========     ========     =======

6. COMMITMENTS

     CSU leases its facilities from an indirect shareholder of Alliance under an operating lease expiring in July 1997 with a five year right to renew. Lease payments over the prior three years ended December 31, 1995, 1994 and 1993 were $63,100, $49,100 and $59,400, respectively. The minimum future lease payments under this operating lease at December 31, 1995 are approximately $81,000 in 1996 and $43,000 in 1997.

                         COMMERCIAL SURETY AGENCY, INC.
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7. SUBSEQUENT EVENT

     On May 19, 1996 Alliance and Republic Environmental Systems, Inc. ("RESI") signed a binding letter of intent and agreed to the terms of mergers (the "Mergers") pursuant to which Alliance would receive (i) 14,760,000 shares of RESI's common stock, par value $0.01 per share ("RESI Common Stock"), (ii) warrants to acquire an additional 4,200,000 shares of RESI Common Stock at exercise prices ranging from $2.625 to $3.875 per share and exercisable over two to four year periods, and (iii) a promissory note in the principal amount of $4.0 million in consideration for all of the outstanding common stock of Alliances' wholly-owned subsidiaries, CSC and CSU.

                         COMMERCIAL SURETY AGENCY, INC.
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

                                 BALANCE SHEETS
                      JUNE 30, 1996 AND DECEMBER 31, 1995

                                     ASSETS



                                                                      JUNE 30,       DECEMBER 31,
                                                                        1996             1995
                                                                     -----------     ------------
                                                                     (UNAUDITED)
Cash...............................................................  $   138,435      $    2,363
Premiums receivable................................................      713,423         646,757
Commissions receivable from affiliates.............................       13,127         252,266
Note receivable-related party......................................       19,801          19,900
Other receivables..................................................        5,714          45,454
Prepaid expenses...................................................        2,654          13,605
Federal income tax recoverable from Parent.........................            0         209,464
                                                                      ----------      ----------
          Total current assets.....................................      893,154       1,189,809
                                                                      ----------      ----------
Furniture, equipment and leasehold improvements at cost, net of
  accumulated depreciation and amortization........................      171,601         178,781
Advances to Parent.................................................      224,016         156,441
Deposits...........................................................          690           1,879
                                                                      ----------      ----------
                                                                       1,289,461      $1,526,910
                                                                      ==========      ==========
                              LIABILITIES AND SHAREHOLDER'S EQUITY
Current maturities of long-term debt...............................       10,091          35,897
Accounts payable...................................................       10,785           9,981
Bonuses payable....................................................        2,300         156,000
Commissions payable................................................       83,921         139,175
Premiums payable to affiliates.....................................    1,046,566         788,894
Accrued payroll....................................................       13,631          11,679
                                                                      ----------      ----------
          Total current liabilities................................    1,167,294       1,141,626
Long-term debt.....................................................        6,505          11,634
                                                                      ----------      ----------
          Total liabilities........................................    1,173,799       1,153,260
                                                                      ----------      ----------
Shareholder's equity:
  Common stock, no par value, $5 stated value. Authorized 750
     shares; issued and outstanding 100 shares.....................          500             500
  Retained earnings................................................      115,162         373,150
                                                                      ----------      ----------
          Total shareholder's equity...............................      115,662         373,650
                                                                      ----------      ----------
Commitments and contingencies
          Total liabilities and shareholder's equity...............  $ 1,289,461      $1,526,910
                                                                      ==========      ==========

                See accompanying notes to financial statements.

                         COMMERCIAL SURETY AGENCY, INC.
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

                              STATEMENTS OF INCOME
                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                  (UNAUDITED)

                                                                               JUNE 30
                                                                      -------------------------
                                                                         1996           1995
                                                                      ----------     ----------
Revenues:
  Commissions.......................................................  $1,024,660     $  841,716
  Management fees from affiliate....................................     300,000        300,000
  Other.............................................................      98,670              0
  Interest income...................................................       1,868            107
                                                                      ----------     ----------
          Total revenues............................................   1,425,198      1,141,823
                                                                      ----------     ----------
Expenses:
  Commissions.......................................................     598,722        413,103
                                                                      ----------     ----------
  Operating expenses:
     Salaries.......................................................     452,567        411,837
     Amortization...................................................         533         14,291
     Depreciation...................................................      19,385         16,074
     General and administrative.....................................     133,619         92,927
     Interest.......................................................       1,755          7,937
     Loss on disposal of asset......................................           0          1,845
     Payroll taxes..................................................      51,449         47,395
     Rent...........................................................      27,756         27,487
                                                                      ----------     ----------
                                                                         687,064        619,973
                                                                      ----------     ----------
          Total expenses............................................   1,285,786      1,032,896
                                                                      ----------     ----------
          Income before Federal income tax expense..................     139,412        108,927
  Federal income tax expense........................................      47,400         37,035
                                                                      ----------     ----------
          Net income................................................  $   92,012     $   71,892
                                                                       =========      =========

                See accompanying notes to financial statements.

                         COMMERCIAL SURETY AGENCY, INC.
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

                            STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                  (UNAUDITED)

                                                                         1996          1995
                                                                       ---------     ---------
Cash flows from operating activities:
  Net income.........................................................  $  92,012     $  71,892
  Adjustments to reconcile net income to net cash provided by (use
     in) operating activities:
     Depreciation and amortization...................................     20,451         4,935
     Loss on sale of property and equipment..........................          0         1,845
  Changes in operating assets and liabilities:
     (Increase) decrease in premiums receivable......................    (66,666)     (210,339)
     Decrease in commissions receivable..............................    239,139       589,948
     Decrease in note receivable-related party.......................          0        80,223
     Decrease in other receivables...................................     39,740        12,891
     Decrease in other receivables from affiliates...................         99            99
     Decrease in prepaid expenses....................................     10,951         6,798
     (Increase) decrease in federal income tax receivable from
      parent.........................................................    209,464      (159,902)
     Decrease in deposits............................................      1,189         1,897
     Decrease in deferred financial cost.............................          0        19,999
     Increase (decrease) in accounts payable.........................        804      (177,520)
     Decrease in bonuses payable.....................................   (153,700)     (213,150)
     Decrease in commissions payable.................................    (55,254)      (38,591)
     Increase in premiums payable to affiliates......................    257,672       448,921
     Increase in accrued payroll.....................................      1,952         1,495
     Increase in accrued interest....................................          0         5,485
                                                                       ---------     ---------
          Net cash provided by (used in) operating activities........    597,853       446,246
                                                                       ---------     ---------
Cash flows from investing activities:
  Acquisition of property and equipment..............................    (13,271)      (41,980)
                                                                       ---------     ---------
          Net cash (used in) investing activities....................    (13,271)      (41,980)
                                                                       ---------     ---------
Cash flows from financing activities:
  Advances to Parent.................................................    (67,575)      (56,706)
  Repayment of long-term debt principal..............................    (30,935)      (73,005)
  Repayment of note payable-related party............................          0       (12,514)
  Dividend distribution to Parent....................................   (350,000)            0
                                                                       ---------     ---------
          Net cash (used in) financing activities....................   (448,510)     (142,225)
                                                                       ---------     ---------
Net increase in cash.................................................    136,072       262,221
Cash -- beginning of period..........................................      2,363       316,028
                                                                       ---------     ---------
Cash -- end of period................................................  $ 138,435     $ 579,249
                                                                       =========     =========
SUPPLEMENTAL DISCLOSURE:
  Interest paid:.....................................................  $   1,755     $   7,937
                                                                       =========     =========
  Federal income taxes paid..........................................  $  29,823     $ 149,816
                                                                       =========     =========

                See accompanying notes to financial statements.

                         COMMERCIAL SURETY AGENCY, INC.
          (A WHOLLY OWNED SUBSIDIARY OF ALLIANCE HOLDING CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

     The accompanying unaudited financial statements as of June 30, 1996 and 1995, include the accounts of Commercial Surety Agency, Inc. ("CSU"), a wholly-owned subsidiary of Alliance Holding Corporation ("Alliance").

     The financial statements of CSU included herein have been prepared by the management of CSU, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of CSU, the accompanying statements reflect all adjustments necessary to present fairly the financial position results of operations and cash flows for those periods indicated, and contain adequate disclosure to make the information presented not misleading. Such adjustments are of a normal, recurring nature unless otherwise disclosed in the notes to the financial statements. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in CSU's latest audited financial statements.

     Results of operations for any six month period are not necessarily indicative of the results of operations for a full year.

2. DIVIDEND

     CSU paid a $350,000 dividend to Alliance in the six-month period ended June 30, 1996.

3. PROPOSED MERGER AND SUBSEQUENT EVENTS

     On May 19, 1996 Alliance and Republic Environmental Systems, Inc. ("RESI") signed a binding letter of intent and agreed to the terms of mergers (the "Mergers") pursuant to which Alliance would receive (i) 14,760,000 shares of RESI's common stock, par value $0.01 per share ("RESI Common Stock"), (ii) warrants to acquire an additional 4,200,000 shares of RESI Common Stock at exercise prices ranging from $2.625 to $3.875 per share and exercisable over two to four year periods, and (iii) a promissory note in the principal amount of $4.0 million in consideration for all of the outstanding common stock of Alliances' wholly-owned subsidiaries, CSC and CSU.

     During July 1996, the Alliance Companies entered into an agreement to acquire Environmental & Commercial Insurance Agency, Inc.; an agreement with Gulf Insurance Company and Midwest Indemnity Corporation ("Midwest") for the production, underwriting and reinsurance of contract surety and surety bond business primarily to environmental businesses; and an option to purchase assets of Midwest. These transactions are subject to the consummation of the Mergers.